   As filed with the Securities and Exchange Commission on November 16, 2001
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           SFBC International, Inc.
            (Exact name of registrant as specified in its charter)

            Delaware                              8731                            59-2407464
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification Number)

             11190 Biscayne Blvd., Miami, FL 33181, (305) 895-0304
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Mr. Arnold Hantman
             11190 Biscayne Blvd., Miami, FL 33181, (305) 895-0304
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                 Please send a copy of all communications to:

            Michael D. Harris, Esq.                            Anna T. Pinedo, Esq.
              Cara C. Morris, Esq.                           James R. Tanenbaum, Esq.
            Kristen K. Thomas, Esq.                       Stroock & Stroock & Lavan LLP
              Michael Harris, P.A.                               180 Maiden Lane
     1645 Palm Beach Lakes Blvd., Suite 550                  New York, NY 10038-4982
           West Palm Beach, FL 33401                        Telephone: (212) 806-6048
           Telephone: (561) 478-7077                        Facsimile: (212) 806-6006
           Facsimile: (561) 478-1817

               Approximate date of proposed sale to the public:
    As soon as is practicable after the effective date of this Registration
                                  Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
 Title of each class of                        Proposed          Proposed
       securities          Amount to be    maximum offering  maximum aggregate    Amount of
    to be registered        registered    price per share(1)  offering price   registration fee
-----------------------------------------------------------------------------------------------
Common stock, $.001 par
 value.................. 2,350,000 shares       $16.75          $39,362,500       $9,840.63
-----------------------------------------------------------------------------------------------
  Total.................                                                          $9,840.63
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) based on the average of the high and low price of the registrant's common stock as quoted on the Nasdaq National Market System on November 14, 2001.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8 of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8, may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. These securities may not be sold until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell nor does it seek an offer to   +
+buy these securities in any jurisdiction where the offer or sale is not       +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to Completion, Dated November 16, 2001

PROSPECTUS

                                2,350,000 Shares

                       [LOGO OF SFBC INTERNATIONAL, INC.]

                                  Common Stock

  We are offering 2,000,000 shares and the selling stockholders identified in this prospectus are offering 350,000 shares. We will not receive any proceeds from the sale of the shares by the selling stockholders.

  Our common stock is quoted on the Nasdaq National Market under the symbol
"SFCC." On           , 2001, the last reported sale price of our common stock
was $     per share.

You should consider carefully the risks that we have described in "Risk Factors" beginning on page 8 before deciding whether to invest in our common stock.

                                  -----------

                                                                     Per
                                                                    Share Total
                                                                    ----- -----
Public price....................................................... $     $
Placement agency fee............................................... $     $
Proceeds to us..................................................... $     $
Proceeds to the selling stockholders............................... $     $

                                  -----------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  Raymond James & Associates, Inc. will act as the placement agent in connection with the offering and will use its best efforts to introduce us and the selling stockholders to investors. Raymond James has no commitment to buy any of the shares. The shares are being offered on an all-or-none basis by us and the selling stockholders only to selected institutional investors. All investor funds received prior to the closing of the offering will be deposited into escrow with Citibank, N.A. until the closing. If the escrow agent does not receive investor funds for the full amount of the offering, the offering will terminate and any funds received will be returned promptly.

                                 RAYMOND JAMES

                 The date of this prospectus is          , 2001

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   1
Risk Factors.............................................................   8
Forward-Looking Statements...............................................  12
Use of Proceeds..........................................................  13
Price Range of Common Stock..............................................  13
Dilution.................................................................  14
Capitalization...........................................................  15
Selected Consolidated Financial Data.....................................  16
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  19
Business.................................................................  24
Management...............................................................  34
Related Party Transaction................................................  38
Principal and Selling Stockholders.......................................  39
Description of Securities................................................  41
Shares Eligible for Future Sale..........................................  43
Plan of Distribution.....................................................  43
Legal Matters............................................................  45
Experts..................................................................  45
Where You Can Find Additional Information................................  45
Index to Financial Statements............................................ F-1

                               ----------------

   We distribute to our stockholders annual reports containing audited financial statements and will make available to our stockholders other information as we deem appropriate. You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy the shares of common stock in any circumstances under which the offer or solicitation is unlawful.

                                    SUMMARY

About Us

   We are a specialized drug development services company focused primarily on Phase I and Phase II clinical trials. Our clients are pharmaceutical and biotechnology companies that outsource to us the conduct of their clinical trials, including the recruitment of clinical trial participants. In addition to our pharmaceutical and biotechnology company clients, we also subcontract our clinical trials services to other drug development services companies. We have been providing clinical trials services to our clients for 17 years and we have developed experience in clinical trials involving special populations, as well as in large, complex clinical trials. We conduct clinical trials for many of the largest pharmaceutical companies, including 24 of the largest 25 based on research and development expenditures, and have helped our clients in the development of such drugs as Azithromax, Celebrex, Claritin, Vioxx and Zoloft. For the 12 months ended September 30, 2001, we generated revenues of approximately $29.2 million and net income of approximately $3.2 million.

Industry Overview

   The drug development services industry enables pharmaceutical and biotechnology companies to outsource a portion of their drug development activities. Outsourcing permits pharmaceutical and biotechnology companies to reduce the fixed costs related to research and development in order to focus their resources on drug discovery and other areas in which they have the greatest expertise.

   The drug research and development process consists of a preclinical and a clinical stage. The preclinical stage is comprised of developing promising leads for continued drug development. The clinical stage involves several steps, including human clinical trials conducted in several phases. Phase I and Phase II clinical trials determine drug safety and the human body's response. Phase III clinical trials test drug efficacy. Phase IV clinical trials take place after a drug has received Food and Drug Administration approval and monitor long-term risks and benefits.

   The drug development services industry constitutes a significant and growing portion of all pharmaceutical and biotechnology drug development activity. According to Frost & Sullivan, the drug development services industry is expected to grow from $9.8 billion in 2001 to $16.3 billion in 2005. We believe the following trends have impacted the drug development services industry:

  . Cost Containment Pressures in the Pharmaceutical Industry;

  . Biotechnology Industry Growth;

  . Difficulties in Recruiting Clinical Trial Participants;

  . Importance of Therapeutic Expertise and Ability to Recruit from Special
    Populations; and

  . Increasing Regulatory Demands.

Our Solution

   We provide Phase I and Phase II clinical trials and related services that, we believe, help to reduce drug development time and allow pharmaceutical and biotechnology companies to focus on discovering, manufacturing and marketing their products. In addition to our core Phase I and Phase II clinical trials services, we also provide Phase III clinical trials management, analytical laboratory and other related services.

   The amount of time it takes to develop a drug is one of the most critical factors affecting the success of our clients. Completing Phase I and Phase II clinical trials requires the successful recruitment of trial participants from special populations, which typically include participants with a targeted condition or who meet other criteria specified by our clients. Pharmaceutical and biotechnology companies often cite recruiting clinical trial participants as one of the most difficult steps in conducting trials and often results in significant delays. We have designed our business to identify and recruit clinical trial participants quickly from specialized populations, as well as normal healthy participants. We implemented in 1996, and have since grown, a database of potential clinical trial participants. This database is our principal recruitment tool for our Phase I and Phase II clinical trials. We believe our proprietary database enables us to identify, contact and recruit clinical trial participants faster than our competitors, and more successfully, than if we had to employ advertising and other recruitment means typical of our industry. Our primary operation and headquarters are located in Miami, Florida, an area with a diverse population of more than five million residents that further facilitates our recruitment efforts.

   Currently, we focus on the following specialized therapeutic areas:

  . Cardiac;

  . Diabetes;

  . Dermatology;

  . Geriatrics;

  . Hepatic (liver) disease;

  . HIV positive;

  . Kidney disease;

  . Pediatrics; and

  . Post-menopausal.

   Our Miami, Florida Phase I and Phase II operation, which we believe is the largest clinical trials site in the United States, together with our recruitment capabilities, provides us with competitive advantages. Our Miami Phase I and Phase II facility has 500 beds in five discrete clinical units that allow us to conduct large, complex clinical trials efficiently at one site. The size and design of our facility combined with our ability to recruit quickly provide our clients with the opportunity to conduct fewer, yet larger, clinical trials, which efficiently produces the data required for our clients' drug development efforts. We believe this helps our clients reduce their drug development times and the effort required to coordinate a larger number of clinical trials at multiple sites.

Our Strategy

   We intend to increase our revenue and profitability by implementing the following strategies:

Increase Market Share With Existing Clients and Gain New Clients.

   We intend to use our current relationships with our clients to continue to attract new contracts in the future which will increase our market share with our existing clients. We also intend to develop relationships with new clients by targeting other pharmaceutical and biotechnology companies. We currently use approximately one-third of the capacity at our Miami operation and believe that we have the ability to increase utilization to accommodate our business growth.

Expand Our Analytical Laboratory Business.

   We will focus on encouraging our current clients to use our analytical laboratory as well as our clinical trials services. We intend to increase our marketing effort to generic drug companies based on our new ability to provide analytical laboratory services, which are critical in penetrating the generic clinical trials market.

Expand into New Areas of Therapeutic Expertise.

   We intend to selectively enter into new therapeutic areas in order to expand our range of specialized clinical trials services.

Pursue Strategic Acquisitions.

   We intend to acquire businesses closely related to our own in order to broaden our areas of expertise, add new clients and increase our market share.

Where to Contact Us

   Our headquarters and Phase I and Phase II facility are located at 11190 Biscayne Boulevard, Miami, Florida 33181 and our telephone number is (305) 895-0304. Our website is located at www.sfbci.com. Information contained on our website is not part of this prospectus.

                                  The Offering

 Securities offered:

    By us:                             2,000,000 shares of common stock

    By selling stockholders:           350,000 shares of common stock

    Common stock outstanding
     immediately prior to this
     offering:                         4,650,320 shares of common stock(1)

    Common stock outstanding
     immediately following this
     offering:                         6,650,320 shares of common stock(1)

 Use of proceeds:                      We intend to use the net proceeds of
                                       this offering for general corporate
                                       purposes, including expansion of our
                                       sales and marketing activities and
                                       expansion of our business, and for
                                       possible acquisitions.

 Nasdaq National Market symbol:        SFCC

--------
(1) Includes 50,000 shares of common stock which are being issued upon the exercise of options held by Dr. Gregory B. Holmes, one of the selling stockholders. Dr. Holmes' options are being exercised on the date of this prospectus.

   Unless we state otherwise, the information in this prospectus concerning the number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of November 14, 2001, and does not give effect to:

  . outstanding options to purchase 125,000 shares of common stock at $12.80 per share and to purchase 62,500 warrants at $0.40 per warrant. The warrants are exercisable at $15.36 per share. The options and warrants expire in October 2005. We issued the options to our underwriters as partial consideration in our initial public offering in October 2000;

  . options to purchase 944,334 shares of common stock granted from 1999 to 2001, which have a weighted average exercise price of $9.66 per share and generally expire 10 years from the date of grant, subject to earlier expiration upon termination of employment; and

  . up to 93,537 shares of common stock issuable upon the exercise of warrants outstanding as of the date of this prospectus and held by our minority stockholders, which warrants are exercisable at a weighted average exercise price of $8.06 per share. These warrants expire in June 2002.

              Summary Condensed Consolidated Financial Information

   The following summary condensed consolidated statement of operations data for the years ended December 31, 1998, 1999 and 2000 are derived from our audited financial statements and related notes included in this prospectus.

   The pro forma unaudited summary statement of operations data for the year ended December 31, 2000, includes our actual results of operations and the results of operations for Pharmaceutical Development Associates, Inc. and KeyStone Analytical Laboratories, Inc. as if we had acquired these businesses on January 1, 2000. We discuss our acquisitions in "Management's Discussion and Analysis of Financial Condition and Results of Operations--History" on page 19.

   The unaudited summary statement of operations data for the nine months ended September 30, 2000 and 2001, and the balance sheet data as of September 30, 2001, are derived from our unaudited interim financial statements and the related notes to those financial statements included elsewhere in this prospectus.

   The pro forma unaudited summary statement of operations data for the nine-month period ended September 30, 2001 includes our actual results of operations and those of KeyStone Analytical Laboratories as if we acquired KeyStone Analytical Laboratories on January 1, 2001.

   The unaudited pro forma data has been adjusted for income taxes which would have been recorded had we been a C corporation for the years ended December 31, 1998 and 1999.

   You should read this Summary together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

Condensed Consolidated Statement of Operations Data

                                          Year Ended December      Pro Forma
                                                  31,              Year Ended
                                         -----------------------  December 31,
                                          1998    1999    2000        2000
                                                                  (Unaudited)
                                         ------  ------  -------  ------------
                                          (In Thousands, Except Per Share
                                                       Data)
Net revenues............................ $5,870  $8,309  $19,694    $22,151
Income from operations..................    707     842    3,445      3,821
Interest income (expense)...............   (199)   (181)     (52)       (35)
Income before income taxes..............    508     661    3,393      3,786
Provision for income taxes..............    --      410    1,342      1,440
Net income.............................. $  508  $  251  $ 2,051    $ 2,346
                                         ======  ======  =======    =======
Pro forma data (unaudited):
  Income before provision for income
   taxes................................ $  508  $  661
  Provision for income taxes............    191     251
                                         ------  ------
    Pro forma net income................ $  317  $  410
                                         ======  ======
Shares used in computation of pro forma
 earnings per share--diluted............  1,520   1,906    2,707
Pro forma earnings per share--diluted... $ 0.21  $ 0.21  $  0.76
                                         ======  ======  =======

                                                                     Pro Forma
                                              Nine Months Ended     Nine Months
                                                September 30,          Ended
                                           ----------------------- September 30,
                                              2000        2001         2001
                                           (Unaudited) (Unaudited)  (Unaudited)
                                           ----------- ----------- -------------
                                           (In Thousands, Except Per Share Data)
Net revenues..............................   $12,678     $22,159      $24,850
Income from operations....................     2,250       3,767        4,728
Interest income (expense).................      (153)        235          242
Income before income taxes................     2,097       4,002        4,970
Provision for income taxes................       823       1,536        1,921
Net income................................   $ 1,274     $ 2,466      $ 3,049
                                             =======     =======      =======
Shares used in computation of earnings
 per share--diluted.......................     2,414       4,472
                                             =======     =======
Earnings per share--diluted...............   $  0.53     $  0.55
                                             =======     =======

Balance Sheet Data

   The following as adjusted balance sheet data reflects the exercise of 50,000 options by Dr. Gregory B. Holmes, one of the selling stockholders, our sale of 2,000,000 shares of common stock based on a public offering price of
$        , and our application of the net proceeds of the offering.

                                                     September 30, September 30,
                                                         2001          2001
                                                                    As Adjusted
                                                      (Unaudited)   (Unaudited)
                                                     ------------- -------------
                                                           (In Thousands)
Current assets......................................    $19,804        $
Working capital.....................................     14,919
Intangible assets...................................      4,760
Total assets........................................     28,929
Total liabilities...................................      5,627
Total stockholders' equity..........................    $23,302        $
                                                        =======        ====

                                  RISK FACTORS

   Investing in our common stock involves a high degree of risk, and you should purchase our common stock only if you can afford a complete loss of your investment. You should consider these risks carefully, as well as all information contained in this prospectus, before you buy our common stock.

We rely on a limited number of clients for a large percentage of our revenues which means that we face a greater risk of loss of revenues if we lose a client which provides a material amount of revenues.

   Historically, we have relied on a small number of clients to generate a large percentage of our revenues. This year we expect that one client will comprise more than 10% of our revenues. Companies that comprise our largest clients vary from year to year, and our revenues from individual clients fluctuate each year. If we lose one or more major clients, our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our clients may cancel or delay our contracts, which could reduce our future revenues and result in operating losses.

   Our clients may cancel or delay our contracts at any time for no reason. They also may cancel a clinical trial for a variety of reasons, including:

  . manufacturing problems resulting in a shortage or unavailability of the drug we are testing;

  . a decision by a client to de-emphasize or cancel the development of a drug;

  . unexpected clinical trial results;

  . adverse participant reaction to a drug;

  . a request by the FDA; and

  . inadequate participant enrollment.

   The loss or delay of a large project or contract or the loss or delay of multiple small contracts could have a material adverse effect on our business and future results of operations.

If we cannot manage our growth effectively, we may not continue to operate at the same levels of profitability, and our growth may slow and our profitability may decline.

   We have grown rapidly since 1998. Businesses which grow rapidly often have difficulty managing their growth. Although we have expanded our management, we will have to continue recruiting and employing experienced executives and key employees capable of providing the necessary support. We cannot assure you that our management will be able to manage our growth effectively or successfully. Our failure to meet these challenges could cause us to lose money.

Because of our acquisition strategy, our future results of operations may be adversely affected.

   One important aspect of our growth strategy is to pursue strategic acquisitions of related companies that expand or compliment our business. We cannot assure you that:

  . we will identify suitable acquisition candidates;

  . we can consummate acquisitions on acceptable terms;

  . we can successfully integrate any acquired companies into our operations;
    or

  . we will be able to retain an acquired company's significant client relationships and key personnel or otherwise realize the intended benefits of any acquisition.

   Any future acquisition could require significant capital resources and divert management's attention from our existing business. We may incur liabilities associated with acquisitions that may not have been known at the time of acquisition. Acquisitions may create unanticipated tax and accounting problems. Failure to successfully accomplish future acquisitions could limit our revenues and earnings potential.

We depend on the drug development programs of our clients and a change in these programs, which are beyond our control, can adversely affect our business.

   Most of our contracts are short term. As a result, we must continually replace our existing contracts with new contracts to sustain our revenues. A client's drug development program is the driving force in our ability to initiate new contracts. In addition, a client may cancel or delay existing contracts if its drug is not ready for testing or if the test results are unsatisfactory. All of these factors are beyond our control. If we are unable to generate new contracts on a timely basis this would have a material adverse effect on our business, financial condition, and results of operations. In addition, since a large portion of our operating costs are relatively fixed, variations in the timing and progress of contracts can materially affect our results.

If pharmaceutical and biotechnology companies reduce their expenditures, our future revenues may be reduced.

   Our business and continued expansion depend on the research and development expenditures of our clients. If these companies want to reduce costs, they may proceed with fewer clinical trials. An economic downturn or other factors may cause our clients to decrease their research and development expenditures which would adversely affect our future revenues.

We are subject to changes in outsourcing trends in the pharmaceutical and biotechnology industries which could adversely affect our operating results.

   Economic factors and industry trends that affect our primary clients, pharmaceutical and biotechnology companies, also affect our business and operating results. If these industries reduce the outsourcing of their clinical research projects, our operations will be affected adversely. A continuing negative trend would have an ongoing adverse effect on our business. We cannot predict the likelihood of any of these events or the effects they would have on our business, results of operations or financial condition.

If we lose the services of our key personnel or are unable to attract qualified staff, our business could be adversely affected.

   Our success is substantially dependent upon the performance, contributions and expertise of our senior management team. In addition, we depend on our ability to attract and retain qualified management, professional and operating staff. The departure of any of the members of senior management, or any other key executive, or our inability to continue to attract and retain qualified personnel could have a material adverse effect on our business.

Because we are significantly smaller than our largest competitors, we may lack the financial resources needed to compete effectively.

   There are a large number of drug development services companies ranging in size from one person firms to full service, global drug development corporations. It is easy for a new company to enter our industry. Intense competition may lead to price pressure or other conditions that could adversely affect our business. Many of our competitors are substantially larger than us and have greater resources. We may lack the operating and financial resources needed to compete effectively.

We risk potential liability when conducting clinical trials, which could cost us large amounts of money.

   Our clinical trials involve administering drugs to humans in order to determine the effects of the drugs. By doing so, we are subject to the general risks of liability to these persons, which include:

  . adverse side effects and reactions resulting from administering these drugs to a clinical trial participant;

  . improper administration of the new drug; or

  . potential professional malpractice of our employees, including physicians.

   To protect ourselves, our contracts have indemnification agreements requiring our clients to indemnify us in the event of adverse consequences to our participants caused by their drugs. We also carry liability insurance. However, if there is a damage claim not covered by insurance, the indemnification agreement is not enforceable or broad enough, or our client is insolvent, any resulting award against us could result in our experiencing large losses.

If we do not continue to develop new scientific methods, or assays, for our analytical applications, we may be unable to compete with other entities offering analytical laboratory services.

   We continuously must develop scientific methods to test drug products in order to meet the needs of our clients and attract new clients. In order to substantially increase the business of our analytical laboratory, we must be able to provide solutions for our clients. This requires staying abreast of current regulatory requirements and identifying methods and applications that will assist our clients in obtaining approval for their products. If we are not successful in developing new methods and applications, we may lose our clients.

We face a risk of liability from our handling and disposal of medical wastes, which could cause us to lose large amounts of money.

   Our clinical trial activities involve the controlled disposal of medical wastes, which are considered hazardous materials. However, we cannot completely eliminate the risk of accidental contamination or injury from these materials. If this occurs, we could be held liable for damages, face significant fines, and face the temporary or permanent shutdown of our operations.

We will have broad discretion as to the use of proceeds of this offering and may fail to use the proceeds effectively.

   We expect to use the net proceeds of this offering for general corporate purposes and for acquisitions. While we engage in discussions regarding possible acquisitions on a regular basis, we have no current agreements or commitments for any acquisitions. Our management will have broad discretion in utilizing the proceeds and may use the proceeds in ways with which you and our other stockholders may disagree. We may not be able to use or invest these funds effectively, which would adversely affect our profitability and financial condition.

We are controlled by our management, which means that our management may stop a third party from acquiring us even if it is in the best interests of our stockholders.

   Following this offering, our management team will beneficially own approximately 23.5% of our outstanding common stock. As a result, they may be able to exercise control over all matters requiring stockholder approval including the election of directors and approval of significant corporate transactions. Their voting control could have the effect of delaying or preventing a change of control, which might benefit our stockholders. Additionally, management's voting control may depress the future market price of our common stock.

Almost all of our outstanding shares are freely tradable. The shares of common stock covered by this prospectus will be freely tradable. Sales of these shares could cause the market price of our common stock to drop significantly, even if our business is performing well.

   As of November 14, 2001, we had outstanding 4,600,320 shares of common stock which does not include 50,000 shares of common stock which are being issued upon exercise of options held by Dr. Gregory B. Holmes, one of the selling stockholders. Most of our outstanding shares may be sold publicly as follows:

   Number of Shares                               May be Publicly Sold
   ----------------                               --------------------
   2,350,000 shares covered by this prospectus..  Now, without limitation
   2,824,895 shares.............................  Now, without limitation
   1,357,542 shares.............................  Now, subject to limitations of Rule 144
      11,494 shares.............................  April 24, 2002, subject to limitations of
                                                  Rule 144
      26,597 shares.............................  October 11, 2002, subject to limitations of
                                                  Rule 144

We may issue preferred stock without the approval of our stockholders, which could make it more difficult for a third party to acquire us and could depress our stock price.

   In the future, our board of directors may issue, without a vote of our stockholders, one or more series of preferred stock that has more than one vote per share. This could permit our board of directors to issue preferred stock to investors who support our management and give effective control of our business to our management. Additionally, issuance of preferred stock could block an acquisition resulting in both a drop in the stock price and a decline in interest in the stock, which could make it more difficult for stockholders to sell their shares. This could cause the market price of our common stock to drop significantly, even if our business is performing well.

Fluctuations in our operating results may cause our stock price to fall.

   Historically, our revenues have been higher in the second half of the year. These fluctuations are usually due to the level of new business authorizations in a particular quarter or year and the timing of the initiation, progress, or cancellation of significant projects. We anticipate that this will continue because of the way our clients budget their research and development expenditures. In addition, we have had some volatility in our quarterly results. Our varying quarterly results may result in the drop of our common stock price if investors react to our reporting operating results which are less favorable than in a prior quarter.

Our stock price can be extremely volatile, and your investment could suffer a decline in value.

   The trading price of our common stock has been, and is likely to be, volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

  .  actual or anticipated variations in quarterly operating results;

  .  loss of a major client;

  .  new service offerings introduced or announced by our competitors;

  .  changes in financial estimates by securities analysts;

  .  changes in market valuations of other similar companies;

  . our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

  .  additions or departures of key personnel; and

  .  sales of our common stock, including short sales.

   As a result, you could lose all or part of your investment. In addition, the stock market in general experiences extreme price and volume fluctuations that are often unrelated and disproportionate to the operating performance of companies.

                           FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

   Words such as "expects," "anticipates," "intends," "believes," "will" and similar words are used to identify forward-looking statements within the meaning of the Act. These forward-looking statements, including, but not limited to, the statements in the "Risk Factors" and "Business" sections and elsewhere in this prospectus, are not based on historical fact, but rather reflect our current expectations concerning future results and events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements, including the risks outlined in the "Risk Factors" section and elsewhere in this prospectus. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our views only as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                                USE OF PROCEEDS

   We estimate the net proceeds to us from the offering to be approximately
$         , after payment by us of placement agency fees and the estimated expenses of this offering. We will not receive any proceeds from the sale of shares by the selling stockholders. We intend to use the net proceeds for general corporate purposes, including expansion of sales and marketing and expansion of our business. We may use a portion of the net proceeds to acquire related businesses. While we continue to evaluate acquisitions in the ordinary course of our business, we currently have no commitments or agreements with respect to any specific transaction. We are not sure that we will make any future acquisitions and, if we do, whether we will pay in cash or stock.

   Assuming we continue our operations as presently conducted, we believe that with the net proceeds of this offering, we have sufficient working capital to meet our needs for the foreseeable future. Pending our uses of proceeds identified above, we intend to invest the net proceeds in short-term securities.

                          PRICE RANGE OF COMMON STOCK

   The following table sets forth, for the periods indicated, the range of quarterly high and low sales prices for our common stock. Since June 2001, our common stock has traded on the Nasdaq National Market under the symbol "SFCC."

                                                                   High   Low
                                                                  ------ ------
   Fourth Quarter 2000........................................... $ 7.69 $ 4.00
   First Quarter 2001............................................   9.50   3.63
   Second Quarter 2001...........................................  29.55   8.65
   Third Quarter 2001............................................  34.99  11.04
   Fourth Quarter 2001 (through November 14, 2001)...............  22.15  14.10

   As of November 14, 2001, there were 63 holders of record and at least 1,000 beneficial owners of our common stock.

Dividends

   We have never paid cash dividends on our common stock. Currently, we intend to retain future earnings in order to finance the growth and development of our business.

                                    DILUTION

   As of September 30, 2001, the net tangible book value of our common stock was $18,541,891, or approximately $4.03 per share. The net tangible book value per share represents the amount of our tangible assets less our liabilities, divided by 4,598,550, which is the number of shares of our common stock outstanding at September 30, 2001. The pro forma net tangible book value, as adjusted for this offering, does not reflect any change in our net book value, which may result from our operations subsequent to September 30, 2001.

   After selling the shares of common stock that are offered by the Company in
this prospectus at $       per share, deducting placement agency fees and the
estimated expenses of this offering, and after the exercise of 50,000 options by one of the selling stockholders, our pro forma net tangible book value would
be $         , or $      per share. This change in pro forma net tangible book
value represents an immediate increase in net tangible book value per share of
approximately $       to our present stockholders and an immediate dilution
(the difference between the offering price of the shares and the pro forma net tangible book value per share after the offering) per share of approximately
$      to investors buying our common stock in this offering.

   The following table illustrates the dilution of one share of common stock as of September 30, 2001:

                                                                  Per Share of
                                                                  Common Stock
                                                                  -------------
   Offering price per share...................................... $
     Net tangible book value per share at September 30, 2001..... $  4.03
     Increase per share attributable to investors in this
      offering................................................... $
                                                                  -------
   Pro forma net tangible book value per share after this
    offering.....................................................         $
   Dilution to investors in this offering........................         $
                                                                          =====

                                 CAPITALIZATION

   The following table sets forth our capitalization as of September 30, 2001 on an actual basis, and as adjusted for our sale of shares of common stock at
an offering price of $          , and the exercise of 50,000 options by one of
the selling stockholders, after deducting placement agency fees and estimated offering expenses. This table does not give effect to 1,770 shares of common stock issued upon the exercise of warrants after September 30, 2001. You should read this table together with our consolidated financial statements and related notes that have been included as part of this prospectus.

                                                          September 30, 2001
                                                        -----------------------
                                                                    As Adjusted
                                                        (Unaudited) (Unaudited)
                                                        ----------- -----------
Total debt............................................. $     9,540    $
                                                        -----------    -----
Stockholders' equity:
  Preferred stock, par value $0.10 per share; 5,000,000
   shares authorized, no shares issued or outstanding..         --
  Common stock, par value $0.001 per share; 20,000,000
   shares authorized, 4,598,550 shares issued and
   outstanding as of September 30, 2001 and 6,648,550
   shares issued and outstanding as adjusted...........       4,599
Additional paid-in capital.............................  19,877,531
Retained earnings......................................   3,420,030
                                                        -----------    -----
Stockholders' equity...................................  23,302,160
                                                        -----------    -----
    Total capitalization............................... $23,311,700    $
                                                        ===========    =====

   Unless we state otherwise, the information in the table above concerning the number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of September 30, 2001, and does not give effect to:

  . outstanding options to purchase 125,000 shares of common stock at $12.80 per share and to purchase 62,500 warrants at $0.40 per warrant. The warrants are exercisable at $15.36 per share. The options and warrants expire in October 2005. We issued the options to our underwriters as partial consideration in our initial public offering in October 2000;

  . options to purchase 944,334 shares of common stock granted from 1999 to 2001, which have a weighted average exercise price of $9.66 per share and generally expire 10 years from the date of grant, subject to earlier expiration upon termination of employment; and

  . up to 97,004 shares of common stock issuable upon the exercise of warrants outstanding as of the date of this prospectus and held by our minority stockholders, which warrants are exercisable at a weighted average exercise price of $8.06 per share. These warrants expire in June 2002.

                      SELECTED CONSOLIDATED FINANCIAL DATA

   We derived the selected consolidated financial data presented below from our historical financial statements and related notes included in another part of this prospectus. You should read the selected consolidated financial data together with our consolidated financial statements and the section of the prospectus entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations." Our independent certified public accountants have audited our financial statements for the years ended December 31, 1997, 1998, 1999 and 2000. Our 1996 financial statements are unaudited. We have included audited financial statements for Pharmaceutical Development Associates and KeyStone Analytical Laboratories beginning at page F-1 of this prospectus. The pro forma financial statements for 2000 assume we acquired Pharmaceutical Development Associates and KeyStone Analytical Laboratories on January 1, 2000. The pro forma financial statements for the nine months ended September 30, 2001 assume we acquired KeyStone Analytical Laboratories on January 1, 2001. See the notes to the pro forma financial statements beginning at page P-1 of this prospectus for information containing the adjustments made in the pro forma financial statements.

   The statement of operations data for the nine months ended September 30, 2000 and 2001, and the balance sheet data as of September 30, 2001 is derived from the unaudited interim financial statements and the related notes to those financial statements included elsewhere in this prospectus. Our interim results of operations may not be indicative of the results of operations for the year.

   This unaudited pro forma financial information does not represent what our financial position or results of operations would actually have been if the Pharmaceutical Development Associates and KeyStone Analytical Laboratories acquisitions had, in fact, occurred on those dates, and does not project our financial position or results of operations for any future date or period. These unaudited financial statements should be read together with our historical financial statements and those of the businesses we acquired, Pharmaceutical Development Associates and KeyStone Analytical Laboratories, included in this prospectus.

   The unaudited pro forma data has been adjusted for income taxes which would have been recorded had we been a C corporation for the years ended December 31, 1996, 1997, 1998 and 1999.

   The September 30, 2001 balance sheet, as adjusted, gives effect to our application of the net proceeds of this offering.

Consolidated Statement of Operations Data

                                                                        Pro Forma
                                  Year Ended December 31,               Year Ended
                          -------------------------------------------  December 31,
                             1996      1997    1998    1999    2000        2000
                          (Unaudited)                                  (Unaudited)
                          ----------- ------  ------  ------  -------  ------------
                                  (In Thousands, Except Per Share Data)
Net revenues............    $4,299    $4,262  $5,870  $8,309  $19,694    $22,151
Income from operations..       149        77     707     842    3,445      3,821
Interest income
 (expense)..............      (298)     (240)   (199)   (181)     (52)       (35)
Income (loss) before
 income taxes...........      (149)     (163)    508     661    3,393      3,786
Provision for income
 taxes..................       --        --      --      410    1,342      1,440
Net income (loss).......    $ (149)   $ (163) $  508  $  251  $ 2,051    $ 2,346
                            ======    ======  ======  ======  =======    =======
Pro forma data:
  Income (loss) before
   provision for income
   taxes................    $ (149)   $ (163) $  508  $  661
  Provision (benefit)
   for income taxes.....       (57)      (61)    191     251
                            ------    ------  ------  ------
    Pro forma net income
     (loss).............    $  (92)   $ (102) $  317  $  410
                            ======    ======  ======  ======
Shares used in
 computation of pro
 forma:
  earnings (loss) per
   share--basic.........     1,520     1,520   1,520   1,882    2,614
                            ======    ======  ======  ======  =======
  earnings (loss) per
   share--diluted.......     1,520     1,520   1,520   1,906    2,707
                            ======    ======  ======  ======  =======
Pro forma earnings
 (loss) per share--
 basic..................    $(0.06)   $(0.07) $ 0.21  $ 0.22  $  0.78
                            ======    ======  ======  ======  =======
Pro forma earnings
 (loss) per share--
 diluted................    $(0.06)   $(0.07) $ 0.21  $ 0.21  $  0.76
                            ======    ======  ======  ======  =======

Consolidated Statement of Operations Data

                                                                   Pro Forma
                                          Nine Months Ended       Nine Months
                                            September 30,            Ended
                                      -------------------------- September 30,
                                          2000         2001          2001
                                      (Unaudited)   (Unaudited)   (Unaudited)
                                      ------------ ------------- -------------
                                       (In Thousands, Except Per Share Data)
Net revenues.........................   $12,678       $22,159       $24,850
Income from operations...............     2,250         3,767         4,728
Interest income (expense)............      (153)          235           242
Income before income taxes...........     2,097         4,002         4,970
Provision for income taxes...........       823         1,536         1,921
Net income...........................   $ 1,274       $ 2,466       $ 3,049
                                        =======       =======       =======
Shares used in computation of
 earnings:
  per share--basic...................     2,336         3,811
                                        =======       =======
  per share--diluted.................     2,414         4,472
                                        =======       =======
Earnings per share--basic............   $  0.55       $  0.65
                                        =======       =======
Earnings per share--diluted..........   $  0.53       $  0.55
                                        =======       =======

Consolidated Balance Sheet Data

                                      December 31, September 30, September 30,
                                          2000         2001          2001
                                                                  As Adjusted
                                                    (Unaudited)   (Unaudited)
                                      ------------ ------------- -------------
                                                   (In Thousands)
Current assets.......................   $14,391       $19,804       $
Working capital......................    10,192        14,919
Intangible assets....................       671         4,760
Total assets.........................    15,769        28,929
Total liabilities....................     4,466         5,627
Total stockholders' equity...........   $11,303       $23,302       $
                                        =======       =======       =======

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion and analysis should be read together with the "Selected Consolidated Financial Data," our financial statements and the related notes, and the pro forma financial statements and related notes included elsewhere in this prospectus.

OVERVIEW OF OUR BUSINESS

   We are a provider of specialized drug development services to the pharmaceutical and biotechnology industries. We specialize in recruiting for and conducting Phase I and Phase II clinical trials involving participants from special populations. Our clients include the largest pharmaceutical companies in the world, biotechnology companies and other drug development services companies such as ourselves. Our principal operation is located in Miami, Florida and is, we believe, the largest Phase I and Phase II clinical trials facility in the United States. In addition, we provide Phase III clinical trials management services in targeted therapeutic areas and provide analytical laboratory services to our clients.

   Our revenues consist primarily of fees earned under our contracts with pharmaceutical and biotechnology company clients. In most cases, a portion of our contract fee is due upon signing of the contract, and the balance of the contract fee is generally due in installments over the duration of the clinical trial. We recognize revenues for contracts on a percentage of completion basis as we conduct each stage of a clinical trial. Our contracts generally range in duration from several weeks to in excess of one year.

HISTORY

   SFBC International was organized as a Florida corporation in 1984 and reincorporated in Delaware in 1999.

   In March 2000, we acquired Pharmaceutical Development Associates, Inc., a Phase III clinical trials management services company located in Charlotte, North Carolina, for $600,000. Pharmaceutical Development Associates specialized in several therapeutic areas including ophthalmology and dermatology. This business comprises our Phase III operations, which we believe to be among the most active providers of ophthalmology drug studies and a leading provider of dermatology drug studies.

   In February 2001, we acquired Ft. Myers, Florida based LeeCoast Research Center, a Phase I and Phase II clinical trials operation, which specializes in dermatology and vasoconstrictor studies for $600,000.

   In August 2001, we acquired KeyStone Analytical Laboratories, an analytical services laboratory located in North Wales, Pennsylvania. The purchase price was paid in a combination of $2,906,190 and 178,035 shares of our common stock.

Quarterly Operating Results

   The following table sets forth certain operating data for our last 11 quarters. We have derived this data from our unaudited quarterly financial statements.

                                                       Three Months Ended (Unaudited)
                          ------------------------------------------------------------------------------------------
                                    Fiscal 1999                       Fiscal 2000                  Fiscal 2001
                          --------------------------------- -------------------------------- -----------------------
                          3/31/99 6/30/99 9/30/99  12/31/99 3/31/00 6/30/00 9/30/00 12/31/00 3/31/01 6/30/01 9/30/01
                          ------- ------- -------  -------- ------- ------- ------- -------- ------- ------- -------
                                                    (In Thousands, Except Per Share Data)
Net revenues............  $1,923  $2,022  $1,858    $2,507  $2,303  $4,544  $5,831   $7,017  $6,582  $7,571  $8,006
Operating income........     153     288     (43)      444     237   1,133     880    1,195   1,155   1,325   1,287
Pre-tax income..........     106     233     (81)      403     213   1,056     829    1,295   1,239   1,404   1,360
Taxes...................     --      144     (36)      302      97     405     321      519     478     536     522
Net income..............  $  106  $   89  $  (45)   $  101  $  116  $  651  $  508   $  776  $  761  $  868  $  838
Basic earnings per
 share..................                                    $ 0.05  $ 0.28  $ 0.22   $ 0.22  $ 0.21  $ 0.24  $ 0.20
Diluted earnings per
 share..................                                    $ 0.05  $ 0.27  $ 0.21   $ 0.22  $ 0.20  $ 0.19  $ 0.17
Weighted average basic
 shares outstanding.....                                     2,336   2,336   2,336    3,452   3,590   3,600   4,235
Weighted average diluted
 shares outstanding.....                                     2,446   2,446   2,414    3,545   3,724   4,489   5,046

   Our quarterly results have been volatile, and vary due to the level of our business authorizations in a particular quarter and the timing of the initiation, progress, or cancellation of significant projects. We anticipate that this will continue because of the way our clients budget their research and development expenditures and the varying nature of our project mix.

   Our management prepares quarterly financial statements which, in management's opinion, are prepared on a basis consistent with the audited financial statements contained elsewhere in this prospectus and include all adjustments, consisting only of normal recurring accruals, which we consider necessary for a fair presentation of the information presented, when read in conjunction with our consolidated financial statements and the notes thereto appearing elsewhere in this prospectus. The results of operations for any quarter and any quarter-to-quarter trends are not necessarily indicative of the results to be expected for any future periods.

   Our gross profit margins vary depending upon the nature of the services we perform for our clients. Generally, our gross profit margins are higher from Phase I and Phase II clinical trials and analytical laboratory services and lower from Phase III clinical trials. In our Phase I and Phase II business, our gross profit margins are generally higher for trials which involve a larger number of participants, a longer period of study time and the performance of more tests.

Results of Operations

Nine Months Ended September 30, 2001 Compared to Nine Months Ended September 30, 2000.

   Net Revenues. Net revenues increased from $12,677,821 to $22,159,205 for the nine months ended September 30, 2001, or an increase of 74.8% from the corresponding period in the prior year. The increase was largely attributable to the expansion of our sales and marketing staff during the past year and our acquisitions of our Charlotte, North Carolina Phase III management operation and our Ft. Myers, Florida Phase I and Phase II operation.

   Gross Profit. Gross profit increased from $5,218,134 to $9,241,883 for the nine months ended September 30, 2001, or an increase of 77.1% from the corresponding period in the prior year. As a percentage of net revenues, gross profit increased from 41.2% to 41.7% for the nine months ended

September 30, 2001 compared to the corresponding period in the prior year. The increase is attributable to a change in the mix of our contracts, which will vary from quarter-to-quarter and which can affect our future gross profit margins and gross profits.

   General and Administrative Expenses. General and administrative expenses increased from $2,967,819 to $5,474,985 for the nine months ended September 30, 2001, or an increase of 84.5% over the same period in the prior year. The increase was due to the expansion of our staff to support our growing business, our increased marketing efforts and our public company expenses. As a percentage of net revenues, our general and administrative expenses increased from 23.4% to 24.7% for the nine months ended September 30, 2001 compared to the corresponding period in the prior year.

   Net Income. Net income increased from $1,274,484 to $2,466,306 for the nine months ended September 30, 2001, or an increase of 93.5% over the same period in the prior year. Because a portion of our expenses are fixed, as our revenues grew, our net income increased. On a fully diluted basis, our earnings per share increased from $0.53 to $0.55 for the nine month period ended September 30, 2001 compared to the corresponding period in the prior year. The weighted average number of shares outstanding used in computing earnings per share on a fully diluted basis increased from 2,414,297 to 4,471,929 for the nine month period ended September 30, 2001 compared to the corresponding period in the prior year. The increase in the number of shares resulted from the issuance of 1,250,000 shares of common stock in connection with our initial public offering in October 2000, the exercise of 709,321 warrants in August 2001 and the potential dilution resulting if our outstanding options had been exercised.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999.

   Net Revenues. Net revenues increased from $8,309,143 to $19,694,428, or 137.0%, in 2000 compared with 1999. The increase is attributable to growth in the number of our clients, growth in the amount of work awarded to us by existing clients and the acquisition of our Charlotte, North Carolina operation in March 2000.

   Gross Profit. Gross profit increased from $3,100,912 to $7,697,432, or 148.2%, in 2000 compared with 1999. As a percentage of net revenues, gross profit increased from 37.3% to 39.1% in 2000 compared with 1999. The increase is attributable to our increase in revenues as well as a change in the mix of our contracts.

   General and Administrative Expenses. General and administrative expenses increased from $2,259,141 to $4,252,033, or 88.2%, in 2000 as compared with 1999. The increase was due to the expansion of our business, our increased marketing efforts and our public company expenses. As a percentage of net revenues, our general and administrative expenses decreased from 27.2% to 21.6% for 2000 as compared to 1999.

   Net Income. Net income increased from $250,628 to $2,050,837, or 718.3%, in 2000 as compared with 1999. Because a portion of our expenses are fixed, as our revenues grew, our net income increased. Until June 1999, we were taxed under Subchapter S of the Internal Revenue Code. Beginning in June 1999, we began to pay taxes as a C corporation which reduced our net income and earnings per share. Additionally, in 1999, we incurred expenses of approximately $560,000 from granting of management stock options and the delay of our initial public offering. On a fully diluted basis, our earnings per share increased from $0.13 to $0.76 for 2000 as compared to 1999. The weighted average number of shares outstanding used in computing earnings per share on a fully diluted basis increased from 1,906,333 to 2,706,561 for 2000 as compared to 1999. The increase in the number of shares resulted from the issuance of 1,250,000 shares of common stock in connection with our initial public offering in October 2000.

 YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998.

   Net Revenues. Net revenues increased from $5,869,987 to $8,309,143, or 41.6%, in 1999 compared with 1998. The increase is attributable to growth in the number of our clients and growth in the amount of work awarded to us by existing clients.

   Gross Profit. Gross profit increased from $2,031,064 to $3,100,912, or 52.7%, in 1999 compared with 1998. As a percentage of net revenues, gross profit increased from 34.6% to 37.3% in 1999 compared with 1998. The increase was due to the growth in our revenues and the operating leverage in our business. Since a portion of our cost of sales is fixed, as our net sales increase, our gross margins increase.

   General and Administrative Expenses. General and administrative expenses increased from $1,323,764 to $2,259,141, or 70.7% in 1999 compared with 1998.
The increase was due to the expansion of our business, granting of management options and expenses related to the delay in our initial public offering. As a percentage of net revenues, our general and administrative expenses increased from 22.6% to 27.2% for 1999 compared to 1998.

   Net Income. Net income decreased from $507,716 to $250,628, or 50.6% in 1999 compared with 1998. The decrease occurred primarily because in 1999 we recorded $410,000 in income tax expense while in 1998 we did not record any income tax expense since we were taxed under Subchapter S of the Internal Revenue Code through June 6, 1999. Additionally, in 1999, we incurred expenses of approximately $560,000 from granting of management stock options and the delay of our initial public offering. On a fully diluted basis, our earnings per share decreased from $0.33 to $0.13 for 1999 as compared to 1998. The weighted average number of shares used in computing earnings per share on a fully diluted basis increased from 1,520,000 to 1,906,333 for 1999 compared to 1998.

LIQUIDITY AND CAPITAL RESOURCES

   For the nine months ended September 30, 2001, net cash provided by operating activities was $1,541,444 in contrast to $1,121,032 for the corresponding period in 2000. The increase was due to the growth in net income offset by estimated income tax payments in 2001 of $1,018,000. For 2000, net cash used by operating activities was $371,488 in contrast to $292,300 of net cash provided by operating activities in 1999. The change is primarily due to the increase in accounts receivable and accrued liabilities resulting from the growth of our business, offset by the increase in net income.

   For the nine months ended September 30, 2001, net cash provided by financing activities was $6,380,080, while in the nine months ended September 30, 2000, net cash of $281,664 was used. The principal increase arose from the exercise of 709,321 warrants, which provided us with approximately $6,800,000 of cash. For 2000, net cash provided by financing activities was $7,675,223. The increase resulted from our receipt of proceeds from our initial public offering, partially offset by note payments.

   During the nine months ended September 30, 2001, net cash used in investing activities increased to $5,982,513 from $698,406 for the corresponding period in 2000. The principal increase was due to the acquisition of KeyStone Analytical Laboratories and the purchase of equipment for our Miami facility. During 2000, we used $804,417 in investing activities in contrast to $56,676 for the same period in 1999. The increase was primarily due to our acquisition of the assets of Pharmaceutical Development Associates, our purchase of equipment, and a loan made to LeeCoast Research Center in advance of our acquiring this business.

   We received $8,270,000 in net proceeds from our October 2000 initial public offering. Of the net proceeds, we used $385,000 to pay off minority stockholders' notes, $627,000 including transaction costs to purchase the assets of LeeCoast Research, $3,330,000 including transaction costs to purchase KeyStone Analytical Laboratories, $1,417,000 to purchase equipment, and approximately $592,000 for working capital.

   Subsequent to September 30, 2001, we purchased approximately $685,000 in laboratory equipment and spent approximately $200,000 in construction and set up of our new clinical laboratory in our Miami, Florida facility.

   Working capital was $14,918,644 at September 30, 2001, an increase of $4,726,288 from December 31, 2000. At September 30, 2001 our current assets of $19,803,865 included $8,726,614 of cash and cash equivalents, while at December 31, 2000 we had $14,391,191 of current assets and $6,787,603 in cash and cash equivalents. Assuming we continue our operations as presently conducted, with the net proceeds of this offering we believe we have sufficient working capital to meet our needs for the foreseeable future.

NEW AUDITORS

   On November 16, 2001, we engaged Grant Thornton, LLP to audit our financial statements beginning with the year ended December 31, 2001.

NEW ACCOUNTING STANDARDS

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," which applies to all business combinations initiated after June 30, 2001. This statement requires that all business combinations be accounted for by the purchase method and defines the criteria used to identify intangible assets to be recognized apart from goodwill.

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 142, "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001. However, goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this statement. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the statement. Other intangible assets will continue to be amortized over their useful lives.

   We have accounted for our acquisition of KeyStone Analytical Laboratories in August 2001 in accordance with the above statements. We have not yet determined what the effects of these statements will be on our financial position and results of operations with respect to our prior acquisitions.

                                    BUSINESS

   We provide pharmaceutical and biotechnology companies with specialized drug development services primarily in the areas of Phase I and Phase II clinical trials. We also conduct clinical trials for other drug development services companies. We differentiate ourselves from our competitors based on our ability to recruit specialized populations for difficult to recruit clinical trials and successfully execute logistically complex clinical trials involving large numbers of participants. Our clients include 24 of the 25 largest pharmaceutical companies based on research and development expenditures. We have conducted Phase I and Phase II clinical trials of many leading drugs, including Vioxx, Claritin, Zoloft, Azithromax and Celebrex. Our revenues have grown from $4.3 million in 1997 to $19.7 million in 2000 and $22.2 million in the first nine months of 2001.

   We have developed and currently maintain an extensive database of individuals appropriate for future trials. Our database enables us to contact and enroll trial participants quickly and to initiate clinical trials without having to go through a lengthy and costly advertising process to recruit participants. In addition to conducting clinical trials involving normal healthy participants, we have significant expertise in recruiting for and conducting trials involving the following special populations:

  . Cardiac;

  . Diabetes;

  . Dermatology;

  . Geriatrics;

  . Hepatic (liver) disease;

  . HIV positive;

  . Kidney disease;

  . Pediatrics; and

  . Post-menopausal.

   Our principal operation in Miami, Florida is a 500-bed, 73,000 square foot facility, which we believe is the largest Phase I and Phase II clinical trials facility in the United States. Our Miami facility allows us to conduct several large clinical trials simultaneously. Our strength in recruiting clinical trial participants and our ability to conduct large clinical trials provide our clients with the opportunity to generate the data they require with fewer clinical trials. We believe this capability helps our clients to reduce their drug development lead times and makes us a desirable drug development services partner. We also operate a 32-bed, 7,500-square foot facility in Ft. Myers, Florida where we also conduct Phase I and Phase II trials, a Phase III trials management operation in Charlotte, North Carolina and an analytical laboratory in North Wales, Pennsylvania.

Industry Overview

   According to IMS Health Incorporated, worldwide pharmaceutical drug sales were estimated to be approximately $337 billion in 1999, and are projected to increase to $506 billion by 2004.

Pharmaceutical and biotechnology companies invested approximately $65.5 billion in research and development activities in 2000, and we expect this number to grow. Discovering and developing new drugs is an expensive and time-consuming process. IMS Health estimates that the average cost of developing a drug exceeds $500 million and on average takes almost 15 years.

The Drug Development Process.

   The drug research and development process consists of two stages: preclinical and clinical. The preclinical stage consists of screening chemical compounds to identify the most promising leads for continued drug development prior to human clinical trials. The clinical stage includes clinical trials with healthy participants, as well as those with targeted diseases, impairments or conditions.

   Prior to commencing human clinical trials in the United States, a pharmaceutical or biotechnology company must file an investigational new drug, or IND, application with the FDA, which includes manufacturing data, preclinical data, information about any use of the drug in humans for other purposes and a detailed plan for the proposed clinical trials. The design of these trials, referred to as a study protocol, is essential to the success of the drug development effort. The study protocol must anticipate correctly the nature of the data to be generated and results that the FDA require before approving the drug. If the FDA does not comment within 30 days after an IND application is filed, human clinical trials may begin.

   The clinical trials stage is the most time-consuming and expensive part of the drug research and development process. Human trials usually start on a small scale to assess safety and then expand to larger trials to test efficacy. Trials usually are grouped into three stages known as Phase I through Phase
III. Multiple trials generally are conducted within each phase. These phases are:

  . Phase I trials involve testing a drug on a limited number of participants, typically 20 to 80 persons, to determine the drug's basic safety data, including tolerance, absorption, metabolism and excretion. This phase, which lasts an average of six months to one year, is comprised of numerous clinical trials of short duration;

  . Phase II trials involve testing a small number of participants, typically
    100 to 200 persons, who qualify for inclusion in a clinical trial based upon meeting the protocol's criteria and having a particular condition, to determine the drug's effectiveness and how different doses work. This phase, which lasts an average of one to two years, is comprised of several longer duration clinical trials; and

  . Phase III trials involve testing large numbers of participants, typically several hundred to several thousand persons, to verify drug efficacy on a large scale, as well as long-term safety. These trials involve numerous sites and generally last up to three years.

   After successfully completing all three clinical phases, a company submits a new drug application to the FDA requesting that the drug be approved for marketing. The new drug application is a comprehensive filing that includes, among other things, the results of all preclinical and clinical studies. Phase IV clinical trials, which are conducted after drug approval, may be required by the FDA. The FDA may require these additional trials in order to monitor long-term risks and benefits, to study different dosage levels or to evaluate different safety and efficacy parameters.

The Drug Development Services Industry.

   The drug development services industry provides product development services to the pharmaceutical and biotechnology industries. This industry has evolved from providing limited clinical trial services in the 1970s to a full-service industry today that provides clients with comprehensive services, including preclinical evaluations, study protocol design, clinical trial management, data collection, and analytical and statistical analysis. According to Frost & Sullivan, the drug development services industry is expected to grow at an annual rate of 14% or more in the future.

   We believe that a number of trends are driving the growth and direction of the drug development services industry:

Cost Containment Pressures.

   Market forces and governmental initiatives have placed downward pressure on drug prices. We believe that the pharmaceutical industry is responding to these price pressures by converting some of the fixed costs associated with maintaining their own research and development personnel and facilities to variable costs by outsourcing drug development activities to drug development services companies.

Biotechnology Industry Growth.

   The United States biotechnology industry has grown rapidly over the last ten years. Biotechnology companies generate significant numbers of new drug candidates that require development and regulatory approval. Many of these new drug candidates are moving into clinical development at a time when many biotechnology companies do not have the necessary staff, operating procedures, experience or expertise to conduct their own clinical trials.

Difficulties in Recruiting Trial Participants are Lengthening Drug Development Times.

   One of the largest expenses and greatest delays in developing new drugs is recruiting clinical trial participants. According to CenterWatch, a publisher focused on clinical trials, 78% of all clinical trials are delayed by problems associated with recruiting participants and 12% face delays of more than six months. An increase in the number of drugs being tested by pharmaceutical and biotechnology companies and an increase in FDA testing requirements have exacerbated this trend.

Importance of Therapeutic Expertise and Ability to Recruit Special Populations.

   Pharmaceutical companies increasingly are organizing their internal research and development departments into multiple groups according to therapeutic expertise. Therefore, a single pharmaceutical company typically represents multiple potential client groups, with each having authority to award drug development contracts.

   We believe that pharmaceutical and biotechnology companies increasingly are selecting drug development services partners based on their experience in recruiting for and conducting clinical trials within particular therapeutic areas and with special populations of trial participants. Recruiting difficulties often cause clinical trials to be conducted in multiple smaller groups of participants at multiple locations, which can lengthen development times and increase costs. We believe that specialization in a particular therapeutic area or within a special population allows a drug development services company to deliver a higher level of service in helping to develop trial protocols, in quickly recruiting participants from special populations, in conducting clinical trials and in gathering and reporting data.

Increasing Regulatory Demands.

   We believe that regulatory agencies are becoming more demanding with regard to the data required to support new drug approvals and are seeking more evidence that new drugs are safer and more effective than existing products. According to the U.S. Department of Health and Human Services, the number of clinical trial participants per drug has expanded from an average of 1,321 in the early 1980s to 4,237 in 1994-95. In addition, according to the Boston Consulting Group, the number of drug development trials for a specific new drug has increased from 30 in 1994-95 to 68 in 1997. We believe that this trend will continue in the future. As a result, the complexity of clinical trials and the number of participants required for clinical trials are increasing. We believe that these demands are increasing the demand for the services provided by drug development services companies.

Our Solution

   We have been providing pharmaceutical, biotechnology and drug development services companies with specialized drug development services for 17 years.

Our Ability to Recruit.

   We have the ability to recruit clinical trial participants from special populations and to conduct large clinical trials, creating value for our clients by saving time and costs and by quickly generating data for the FDA approval process. Our principal operation is located in Miami, Florida, an area with a diverse population of more than five million residents which facilitates our recruiting efforts.

   Since 1996, we have implemented and grown a proprietary database of potential future clinical trial participants, who have expressed a desire to participate in our future trials. Virtually all of our clinical trial participants for our Miami site are recruited from our database. We believe that our database gives us an advantage over our competitors in that it enables us to markedly reduce the costs and delays associated with advertising and other recruitment methods typically used in our industry.

   We strive to provide a positive experience for our clinical trial participants. We believe that our reputation in the local community is critical to the continued successful recruitment of clinical trial participants. Our business philosophy is to treat our clinical trial participants like our clients. In keeping with this belief, we have designed our Miami facility with numerous amenities for our clinical trial participants who usually spend several days or weeks with us in the course of a clinical trial.

Our Principal Clinical Trials Operation.

   We believe our 500-bed, 73,000-square foot Miami, Florida Phase I and Phase II facility is the largest clinical trials site in the United States. This facility contains five clinical units, which we can segment further in order to facilitate conducting several smaller trials. We have designed our facility to enable us to conduct a number of clinical trials efficiently at the same time while maintaining all of the appropriate controls. The size and design of our facility combined with our ability to recruit gives us an important competitive advantage in that we can attract business from clients who prefer to outsource clinical trials involving a large number of participants to a single company at one location.

   We believe that the high fixed cost, low variable cost nature of the Phase I and Phase II business gives us a significant opportunity to take advantage of our large Phase I and Phase II operation in Miami, Florida. Our Miami operation's fixed costs include our facility, our dedicated staff of on-site physician investigators and clinical personnel, our administrative staff and our senior management team. As utilization of our Miami facility increases, we have the potential to generate higher revenues without the need to hire a considerable number of additional personnel or incur significant expenses beyond our current levels. We currently utilize approximately 33% of our capacity.

Our Strategy

Increase Market Share With Existing Clients and Gain New Clients.

   Our clients are pharmaceutical and biotechnology companies that outsource a portion of their drug development activities in order to focus their efforts on drug discovery. We often generate business from multiple, and often independent, groups within our client companies. Our sales and marketing team focuses on gaining new business from our existing clients, developing relationships with new groups at existing clients, and marketing our services to pharmaceutical and biotechnology companies which we have not serviced in the past. We intend to enhance our sales and marketing efforts with a portion of the proceeds of this offering.

Expand Our Analytical Laboratory Business.

   Our experience indicates that our clients spend approximately one dollar for analytical laboratory services work for every dollar spent on Phase I and Phase II clinical trials. In August 2001, we acquired an analytical laboratory. Prior to the acquisition, we did not participate in the analytical laboratory revenues related to our trials as our clients independently outsourced the services they did not perform.

   As a result of this added service we have begun providing analytical laboratory services to several of our existing clients and are also attracting new clients. Providing analytical laboratory services within the same organization reduces administrative costs, coordination efforts, and clinical trial completion times and improves the level of control that we and our clients can exercise over the entire clinical trials process.

   Our management believes that our ability to provide analytical laboratory services, in addition to our other services, enables us to compete more successfully for new business. We intend to devote more sales and marketing resources to encourage existing clients to use our analytical laboratory services and to attract new business from companies that prefer to award all of their drug development services to one company.

   We believe that we have a significant market opportunity to serve generic pharmaceutical companies with our new analytical laboratory capabilities. Over the next five years, more than $41 billion of branded pharmaceuticals are expected to lose patent protection, which is expected to drive demand for analytical laboratory services by generic pharmaceutical companies.

Analytical laboratory services are necessary to determine whether a generic drug is equivalent to the branded drug facing patent expiration. Furthermore, drug development companies that are able to provide analytical laboratory services typically are able to attract the Phase I clinical trials work associated with the generic drug candidate. We plan to use a portion of the proceeds of this offering to hire additional sales and marketing personnel to increase our focus on generic pharmaceutical companies.

Expand into New Areas of Therapeutic Expertise.

   We believe that we are better able to serve our clients' needs by offering therapeutic expertise in addition to our core offering of drug development services. We have experience in a number of therapeutic areas which we believe enables us to grow our revenues from existing clients and generate new business. We plan to continue adding expertise in our existing therapeutic areas and developing new areas of expertise by hiring experienced personnel, training our existing staff in new areas, and selectively making strategic acquisitions.

Pursue Strategic Acquisitions.

   We have grown in part by acquiring and integrating related businesses over the last two years. Our three acquisitions have broadened our range of services, strengthened our management team and expanded our client base. Our industry is highly fragmented and includes a large number of small competitors that have expertise in different business segments. As part of our growth strategy, we monitor acquisition opportunities. We intend to selectively acquire other drug development services companies to enhance and improve the level and range of services we provide our clients.

Our Services

   We believe our specialized drug development services assist our clients in managing their research and development programs efficiently and cost effectively through the drug development process.

Phase I and Phase II Clinical Trials Services.

   We provide specialized drug development services for studies ranging from short-term Phase I trials to longer term Phase II trials. Our services include developing study design, recruiting and screening study participants, conducting Phase I and II clinical trials, and collecting and reporting to our clients the clinical data collected during the course of our clinical trials. We conduct Phase I and II clinical trials at our Miami, Florida and Ft. Myers, Florida locations.

   We assist our clients in preparing the study protocol, designing case report forms and conducting any necessary clinical trial audit functions. Additionally, we collect data throughout a clinical trial and enter it onto case report forms according to good clinical practice guidelines, in order to meet our clients' needs and the FDA requirements identified in the study protocol. Our data management services also provide our clients with statistical analysis, medical report writing and assistance with regulatory submissions.

Analytical Laboratory Services.

   We provide analytical laboratory services through our good laboratory practice compliant facility, which we acquired in August 2001. Our analytical laboratory has or develops the scientific methods, or assays, necessary to analyze clinical trial samples. Our analytical laboratory provides analytical support for preclinical studies, bioavailability and drug metabolism studies, processing clinical study samples and drug interaction studies. During the clinical trial process, we conduct laboratory analysis on various biological specimens, including blood, to determine the quantity of a drug present in each specimen. We format and present the data resulting from this process to our clients for their use and interpretation.

Phase III Clinical Management Services.

   Through our Charlotte, North Carolina office, we provide specialized Phase III clinical management services focused on ophthalmology, dermatology and central nervous system clinical trials. We offer our clients the following integrated services:

  . project design;

  . study design;

  . data management; and

  . study monitoring.

   Study monitoring for Phase III clinical studies involves a high degree of logistical coordination as larger Phase III studies can involve hundreds of investigative sites, including hospitals, clinics and doctors' offices, located across the country. Our study monitoring services include:

  . investigative site selection;

  . qualified study participant recruitment;

  . investigator recruitment; and

  . auditing and quality assurance.

Clients and Marketing

   Our clients are leading pharmaceutical and biotechnology companies. Since our inception, we have developed a strong reputation for customer service and have cultivated relationships with key decision makers within our clients' organizations. We focus on meeting or exceeding our clients' expectations and we believe that this has been a leading factor in generating repeat business from our clients. Each of our pharmaceutical and biotechnology company clients represents multiple sources of business for us since there are usually a number of therapeutic specialty or other groups that contract separately for services within one client company. The decision by one group to award a contract to us generally is made independently of decisions made by other groups within the same client.

   We employ a team of sales and marketing professionals who market our services to pharmaceutical and biotechnology companies across the country. Additionally, members of our senior management play a very active role in managing our relationships with existing clients and in helping to generate business from new clients. The mix of our clients and revenues generated from individual clients varies from year-to-year. As is typical in our industry, various clients have comprised more than 10% of our revenues in prior years. In 2000, no client accounted for more than 10% of our revenues. For the nine months ended September 30, 2001, one of the top 25 pharmaceutical companies in the United States accounted for more than 10% of our revenues.

Our Competitors

   The drug development services industry is highly fragmented and is comprised of a number of large, full-service drug development services companies and many small companies and limited service providers. Our major competitors in this industry include the research departments of pharmaceutical and biotechnology companies, drug development services companies including, Quintiles Transnational, Covance, PPD and MDS Pharma, and the research departments of universities and teaching hospitals. We compete in the Phase I and Phase II portion of the business on the basis of our ability to recruit special populations and conduct large trials at one location, our experience in targeted therapeutic areas, and our high quality personalized service. Our Phase III clinical trials management business competes by specializing in ophthalmology, dermatology and central nervous system clinical trials.

   However, many of our competitors are larger and have substantially greater financial, human, and other resources than we do. Generally, drug development services companies principally compete on the basis of following factors:

  . the ability to recruit doctors and special population participants for clinical trials;

  . medical and scientific expertise in specific therapeutic areas;

  . the quality of their services;

  . the range of services they provide;

  . the ability to organize and manage large-scale trials; and

  . financial stability.

   The general trend toward consolidation in our industry has resulted in increased competition for clients. Consolidation within the pharmaceutical and biotechnology industries as well as the trend by the pharmaceutical and biotechnology industries to limit outsourcing to fewer rather than more drug development services companies has also heightened competition for contracts in our industry.

Indemnification and Insurance

   We manage our risk of liability for personal injury or death to clinical trials participants by obtaining contractual indemnification provisions from our clients and maintaining insurance. The contractual indemnifications generally do not protect us against our own negligence. Our contractual arrangements are subject to negotiation with clients and the terms and scope of such indemnification vary by client and by clinical trial. Although most of our clients are large, well-capitalized companies, the financial performance of these indemnities is not secured. Therefore, we bear the risk that an indemnifying party may not have the financial ability to fulfill its indemnification obligations. We could be materially adversely affected if we were required to pay damages or incur defense costs in connection with a claim that is not covered by an indemnification provision or beyond the scope or level of insurance coverage maintained by a client or by us or where the indemnifying party does not fulfill its indemnification obligations. We cannot assure you that our insurance coverage will be adequate, or that insurance coverage will continue to be available on terms acceptable to us.

Government Regulation

   All phases of a clinical trial are governed by extensive FDA regulations. Our clients are responsible for selecting qualified drug development services companies, providing those companies with study protocols, monitoring the clinical trials, reporting any changes or modification of the clinical trials to the FDA, and reporting any serious and unexpected adverse reaction to the new drug to the FDA. If we perform any of these functions on behalf of our clients, we must comply with FDA requirements.

   Our services are subject to various regulatory requirements designed to ensure the quality and integrity of the clinical trials process. The industry standard for conducting clinical research and development studies is contained in regulations established for good clinical practice. The FDA requires that the results submitted to it be based on studies conducted according to these regulations. The regulations address the following:

  . selecting qualified investigators and sites;

  . obtaining specific written commitments from investigators;

  . verifying that informed consent is obtained from participants;

  . monitoring the validity and accuracy of data;

  . verifying that we account for the drugs provided to us by our clients;
    and

  . instructing investigators to maintain records and reports.

   Failure to comply with these regulations can result in the disqualification of all data collected during the clinical trials. We may be subject to regulatory action if we fail to comply with these rules.

   Additionally, because we frequently deal with contaminated or hazardous medical waste material, we must comply with environmental regulations of the federal, state, and local governments regarding disposal of these materials. We contract with an outside licensed company to handle our waste disposal and rely on their compliance with the rules for proper disposal.

   Because we use narcotic drugs and other controlled substances in some of our clinical trials, we are required to have a license from the United States Drug Enforcement Administration. We also must use special care and security procedures to safeguard and account for all controlled substances. We are in material compliance with all federal, state, and local regulations.

Our Facilities

   Our Miami, Florida Phase I and Phase II facility and corporate headquarters occupies 73,000 square feet. Our lease expires in 2004.

   Our Charlotte, North Carolina Phase III facility occupies 5,600 square feet of office space. Our lease expires in 2004.

   Our Ft. Myers, Florida Phase I and Phase II facility occupies approximately 7,500 square feet. Our lease expires in 2005.

   Our North Wales, Pennsylvania analytical laboratory leases approximately 4,000 square feet on a month-to-month basis. We are currently negotiating with our landlord for larger space at a nearby location.

Employees

   At November 11, 2001, we had approximately 185 full-time and 75 part-time employees. None of our employees are subject to a collective bargaining agreement. We believe that our relations with our employees are good.

Legal Proceedings

   We are not a party to any material legal proceedings.

                                   MANAGEMENT

Directors and Executive Officers

 Name                          Age Position(s)
 ----                          --- -----------
 Lisa Krinsky, M.D. .........   39 President, secretary and chairman of the
                                    board of directors

 Arnold Hantman, C.P.A. .....   65 Chief executive officer, treasurer and
                                    director

 Gregory B. Holmes, Pharm.D,       Executive vice president of clinical
  ABCP, FCP..................   46  operations

 Nick P. Tootle, C.P.A. .....   33 Chief financial officer and vice president
                                    of finance

 Ramiro Casanas..............   47 Chief accounting officer

 Allan Xu, Ph.D. ............   50 President of SFBC Analytical Laboratories,
                                    Inc.

 Jack Levine, C.P.A. ........   51 Director

 Leonard I. Weinstein,          57 Director
  Ph.D. .....................

 William C. Willis, Jr. .....   49 Director

   Lisa Krinsky, M.D. has served as the chairman of our board of directors, president and secretary of SFBC International since 1995. Prior to 1995, Dr. Krinsky served in various management roles at SFBC International and as a clinical investigator at Baxter HealthCare Corporation.

   Arnold Hantman, C.P.A. co-founded SFBC International in 1984 and has served as our chief executive officer, treasurer and a director since inception. From 1977 to 1984, Mr. Hantman was executive vice president and a director of American Hospital Management Corporation, a hospital management company. Prior to 1977, Mr. Hantman practiced as a certified public accountant with Wiener, Stern & Hantman for over 20 years. Mr. Hantman is a life member of the American and Florida Institutes of Certified Public Accountants and a licensed attorney in the State of Florida.

   Gregory B. Holmes, Pharm.D, ABCP, FCP joined South Florida Kinetics as executive vice president of clinical operations in February 1999 and has served in the same capacity with SFBC International since June 1999. From January 1997 to February 1999, Dr. Holmes was president of clinical research for Phoenix International Life Sciences, a company now owned by MDS Pharma, a leading global drug development services company. From May 1988 to January 1997, Dr. Holmes held several executive positions, including vice president of clinical research and vice president of international business, with Pharmaco International Inc., the clinical research division of PPD, Inc., a leading global drug development services company. Dr. Holmes is a member and fellow of the American College of Clinical Pharmacology.

   Nick P. Tootle, C.P.A. joined SFBC International in May 2001 as chief financial officer and vice president of finance. From 1993 to 2001, Mr. Tootle practiced public accounting with Kaufman, Rossin & Co. Prior to 1993, Mr. Tootle was a corporate accountant in the private sector. He is a certified public accountant in the State of Florida. He is a member of the American and Florida Institutes of Certified Public Accountants.

   Ramiro Casanas became our chief accounting officer in February 2001. From May 2000 to February 2001, Mr. Casanas worked for McKean, Paul, Chrycy, Fletcher & Co., an accounting firm. Prior to joining us, Mr. Casanas was the chief financial officer for Dental Services of America from July 1998 until May 2000. He served as controller for Bascom Palmer Eye Institute from July 1997 through June 1998 and as controller for Coral Gables Hospital from May 1994 through June 1997.

   Allan Xu, Ph.D. joined SFBC International in August 2001 as president of SFBC Analytical Laboratories. Prior to joining SFBC International, Dr. Xu was president of KeyStone Analytical Laboratories from 1996 to 2001, prior to its acquisition by SFBC International. Dr. Xu has over 12 years of experience in clinical research.

   Jack Levine, C.P.A. has been a director of SFBC International since August 1999. Mr. Levine is a certified public accountant in the State of Florida, and has been the president of Jack Levine, P.A. since 1984. Mr. Levine is also a member of the American and Florida Institutes of Certified Public Accountants and the New York State Society of Certified Public Accountants.

   Leonard I. Weinstein, Ph.D. has been a director of SFBC International since June 1999. Since June 1999, Dr. Weinstein has been president of Tropical Medical Services, Inc., a provider of consulting and strategic advisory services to the healthcare industry.

   William C. Willis, Jr. has been a director of SFBC International since January 2001. From May 1997 to the present, Mr. Willis has been president of Global Technovations, Inc., a publicly-traded manufacturer of diagnostic instruments. Since July 1998, Mr. Willis has served as chairman of the board of Global Technovations, Inc. Prior to joining Global Technovations, Mr. Willis was chairman of the board of Willis & Associates, a management consulting firm assisting small and medium sized technology, health care and consumer products companies. From 1994 to 1995, Mr. Willis was president and chief operating officer of MBF USA, Inc., a publicly-traded marketer and distributor of latex products.

Committees of the Board of Directors

   Our board of directors currently has audit and compensation committees. The audit and compensation committees are comprised of independent directors. The audit committee reviews the scope of our audit, recommends to the board the engagement of our independent auditors and reviews our financial statements. Our compensation committee evaluates our compensation policies, approves executive compensation and executive employment contracts and administers our stock option plan. Messrs. Levine and Willis and Dr. Weinstein comprise the audit committee and the compensation committee.

Compensation of Our Directors

   We pay our independent directors a fee of $1,000 for each board and committee meeting they attend. Each independent director receives a grant of 30,000 non-qualified options to purchase shares of common stock, exercisable at the market price at the time of the grant, vesting over a three-year period subject to continued service as a director.

Limitation of Our Directors' Liability

   Our certificate of incorporation eliminates the liability of our directors for monetary damages to the fullest extent possible. However, our directors remain liable for:

  . any breach of the director's duty of loyalty to us or our stockholders;

  . acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

  . payments of dividends or approval of stock repurchases or redemptions that are prohibited by Delaware law; or

  . any transaction from which the director derives an improper personal benefit.

These provisions do not affect any liability any director may have under federal and state securities laws.

Management Compensation

   Set forth below is information for 1998, 1999 and 2000 with respect to compensation we paid to our chief executive officer, president and executive vice president of clinical operations who are our only executive officers whose compensation exceeded $100,000 during 2000. "Other Annual Compensation" does not include car allowance, automobile insurance premiums and, for Dr. Krinsky and Mr. Hantman, life and disability insurance premiums. For each of Mr. Hantman and Drs. Krinsky and Holmes, the total amount of these personal benefits does not exceed the lesser of 10% of the total salary and bonus reported, or $50,000. Except as provided in the table below or otherwise discussed above, we paid no other compensation to them.

                           Summary Compensation Table

                                                                    Long-Term
                                         Annual Compensation       Compensation
                                    ------------------------------ ------------
                                                                    Securities
                                                      Other Annual  Underlying
                                     Salary   Bonus   Compensation Options/SARs
 Name and Principal Position   Year   ($)      ($)        ($)           (#)
 ---------------------------   ----  ------  -------- ------------ ------------
Arnold Hantman................ 2000 $150,000 $109,428     $ 0              0
 Chief Executive Officer       1999 $120,000 $      0     $ 0         50,000
                               1998 $120,000 $      0     $ 0              0

Lisa Krinsky, M.D.  .......... 2000 $250,000 $182,379     $ 0              0
 President                     1999 $250,000 $      0     $ 0        100,000
                               1998 $250,000 $      0     $ 0              0

Gregory B. Holmes............. 2000 $120,000 $ 60,000     $ 0              0
 Pharm.D, Executive Vice
  President                    1999 $120,000 $      0     $ 0        160,000

   In March 2001, we entered into new three-year written employment agreements with Dr. Krinsky, Mr. Hantman and Dr. Holmes. Dr. Krinsky's annual base salary was increased from $250,000 to $300,000, Mr. Hantman's annual base salary was increased from $150,000 to $225,000 and Dr. Holmes' annual base salary was increased from $120,000 to $175,000. At the same time, the compensation committee awarded Dr. Holmes a bonus of $60,000 based upon our achievements in 2000. Finally, the compensation committee granted Dr. Krinsky 50,000,
Mr. Hantman 30,000 and Dr. Holmes 25,000 10-year stock options exercisable at $25.80 per share, in contrast to $6.00 per share which was the market price as of the time of committee approval.

   Dr. Krinsky's and Mr. Hantman's employment agreements also provide for bonuses based upon net pre-tax income. Dr. Krinsky may receive an annual bonus of 5% of net pre-tax income and Mr. Hantman may receive an annual bonus of 3% of net pre-tax income if net pre-tax income reaches specified levels as follows:

                  Year                  2000       2001       2002       2003
                  ----               ---------- ---------- ---------- ----------
     Net pre-tax income............. $1,500,000 $2,000,000 $2,500,000 $3,000,000

   For 2000, Dr. Krinsky earned a bonus of $182,379, and Mr. Hantman, a bonus of $109,428. We paid those bonuses in March 2001. The new employment agreements specifically contain a provision authorizing the compensation committee to award annual discretionary bonuses.

   Dr. Krinsky's and Mr. Hantman's employment agreements also provide for automobile, insurance and severance benefits. Dr. Krinsky receives an automobile allowance of $1,334 per month and Mr. Hantman receives a monthly automobile allowance of $700 per month. We pay the cost of automobile insurance for Dr. Krinsky and Mr. Hantman, which is $1,800 and $1,600, respectively, on an annual basis. We pay the premiums for life and disability policies for Dr. Krinsky and Mr. Hantman. Dr. Holmes receives an automobile allowance of $650 per month.

   In April 2001, we hired Nick P. Tootle as our chief financial officer. In May 2001, we entered into a three-year agreement with him providing for an initial base salary of $150,000 per year with increases of 10% per year. In order to obtain Mr. Tootle's services, we gave him a signing bonus consisting of 5,556 shares of our common stock and $15,000 in cash. Mr. Tootle is eligible to receive an annual discretionary bonus. Additionally, the compensation committee granted Mr. Tootle 50,000 stock options at an exercise price of $25.80 in contrast to $9.00 per share which was the market price at the time of committee approval.

   Dr. Krinsky, Mr. Hantman, Dr. Holmes and Mr. Tootle may terminate their employment agreements if:

  . their duties are substantially modified;

  . we materially breach the terms of their employment agreements; or

  . if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock.

   If this occurs, each may choose to receive the amount of his or her salary and benefits provided for in his or her employment agreement for three years or, alternatively, be released from the non-competition provisions of the employment agreement. These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

   In August 2001, we entered into a five-year employment agreement with Dr. Allan Xu, president of SFBC Analytical. The agreement provides Dr. Xu with an annual base salary of $170,000, and a car allowance of $650 per month. We also loaned Dr. Xu $1,000,000, payable in equal installments of $200,000 plus interest on each August 20, commencing in 2002. To secure repayment of our loan to Dr. Xu, he pledged to us 106,389 shares of our common stock, which he received as part of our acquisition of KeyStone Analytical Laboratories. If Dr. Xu remains employed by us on each August 20, through 2006, we will forgive payment of the corresponding loan installment. In doing so, we will incur a compensation expense. As each of Dr. Xu's five annual loan payments are forgiven, we will release one-fifth of these shares from the pledge.

Stock Option Plan

   In June 1999, we adopted our stock option plan. We may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options to purchase up to

1,195,834 shares of common stock under the plan. We have issued stock options to purchase an aggregate of 869,334 shares of common stock to employees, including the executive officers listed in the table below, and to three non-employee directors. Under our stock option plan, our non-employee directors receive grants of 30,000 options upon election or appointment to our board of directors and again after all prior options have vested. Outside the plan, we also have issued 125,000 options.

   The table below dated as of December 31, 2000 shows information with respect to the exercise of options to purchase our common stock by each of the executive officers listed below, and the value of unexercised options held at that date.

            Aggregated Option/SAR Exercises in Last Fiscal Year and
                            FY-End Option/SAR Values

                           Number of Securities      Value of Unexercised
                          Underlying Unexercised   In-The-Money Options/SARs
                          Options/SARs At FY-End       At FY-End ($)(1)
                         ------------------------- ---------------------------
          Name           Exercisable Unexercisable Exercisable   Unexercisable
          ----           ----------- ------------- -----------   -------------
Lisa Krinsky, M.D. .....   50,001       49,999      $      0(2)    $      0(2)
Arnold Hantman..........   25,001       24,999      $      0(2)    $      0(2)
Gregory B. Holmes,
 Pharm.D ...............   80,000       80,000      $245,000       $245,000

--------
(1) Based on the difference between the closing price per share of the common stock on December 29, 2000 and the option exercise price.

(2) The closing price per share of common stock on December 29, 2000 was less than the option exercise price of $6.60.

   Except for options held by Dr. Holmes and one other employee, all options vest in increments of one-sixth, on June 30 and December 31 each year, provided that the option holder is employed by us, providing services to us or acting as a director on the vesting date. The options expire 10 years from the day of grant, except that some of the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant. However, all options terminate one year from the termination of the person's relationship with us due to disability or three months after any other termination of the person's relationship with us. If the option holder's relationship with us is terminated for cause, the options terminate immediately.

                           RELATED PARTY TRANSACTION

   In June 1999, we acquired South Florida Kinetics. As part of that transaction, holders of $824,000 of notes payable reduced the principal to $500,000. Mr. Hantman guaranteed payment of the notes. Of this debt, Mr. Hantman held a note for $191,500 with 8% interest per annum. We paid the final installment of Mr. Hantman's note in March 2001. Two disinterested directors approved this transaction.

                       PRINCIPAL AND SELLING STOCKHOLDERS

   The following table sets forth the number of shares of our voting stock beneficially owned as of the date of this prospectus by each person known by us to be the beneficial owner of at least 5% of our common stock, each of our directors, each of our named executive officers, and all executive officers and directors as a group.

   A total of 350,000 shares of our common stock may be offered for sale by the stockholders listed below. The following table also provides information about each selling stockholder, including:

  . how many shares of our common stock they own on the date of this prospectus;

  . how many shares are offered for sale by this prospectus; and

  . the number and percentage of outstanding shares each selling stockholder will own after the offering, assuming all shares covered by this prospectus are sold.

   We will not receive any of the proceeds from the sale of common stock by the selling stockholders. The selling stockholders are three of our officers. In addition, Lisa Krinsky, M.D. and Arnold Hantman also serve on our board of directors.

   Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person either has the power to vote or sell common stock. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the applicable date, whether upon the exercise of options or otherwise. The numbers contained in the table and the footnotes below include shares issuable upon exercise of options that will vest on December 31, 2001.

                          Number of
                          Shares of      Percentage                       Percentage
                         Common Stock        of      Securities Ownership   Owned
  Name and Address of    Beneficially   Common Stock   Being      After     After
   Beneficial Owner         Owned       Outstanding   Offered   Offering   Offering
  -------------------    ------------   ------------ ---------- --------- ----------
Lisa Krinsky, M.D.(1)..   1,117,489         23.8%     200,000     917,489    13.6%
 11190 Biscayne
  Boulevard
 Miami, FL 33181

Arnold Hantman(2)......     549,411         11.8%     100,000     449,411     6.7%
 11190 Biscayne
  Boulevard
 Miami, FL 33181

Gregory B. Holmes,
 Pharm.D(3)............     133,134(7)       2.8%      50,000      83,134     1.2%
 11190 Biscayne
  Boulevard
 Miami, FL 33181

Nick P. Tootle(4)......      22,224           *             0      22,224      *
 11190 Biscayne
  Boulevard
 Miami, FL 33181

Ramiro Casanas.........           0           *             0           0      *
 11190 Biscayne
  Boulevard
 Miami, FL 33181

Jack Levine,
 C.P.A.(5).............      27,200           *             0      27,200      *
 16855 N.E. 2nd Avenue
 N. Miami Beach, FL
  33162

Leonard I. Weinstein,
 Ph.D.(5)..............      26,100           *             0      26,100      *
 3423 N. 31st Terrace
 Hollywood, FL 33021

William C. Willis,
 Jr.(6)................      10,000           *             0      10,000      *
 7108 Fairway Drive,
  Suite 200
 Palm Beach Gardens, FL
  33418

Allan Xu, Ph.D. .......     134,486          2.9%           0     134,486     2.0%
 113 Dickerson Road,
  Unit 6
 North Wales, PA 19459

All executive officers
 and directors as a
 group (9 persons)(7)..   2,020,044         40.7%     350,000   1,670,044    24.0%

--------
(1) Includes 100,002 shares of common stock issuable upon exercise of vested options.

(2) Includes 51,667 shares of common stock issuable upon exercise of vested options.

(3) Includes 128,334 shares of common stock issuable upon exercise of vested options. Dr. Holmes is exercising 50,000 options exercisable at $1.25 per share, which shares are being offered by this prospectus. Following exercise, he will have 78,334 options.

(4) Includes 16,668 shares of common stock issuable upon exercise of vested options.

(5) Includes 25,000 shares issuable upon exercise of vested options.

(6) Represents 10,000 shares issuable upon exercise of vested options.

(7) Includes shares issuable upon exercise of vested options.

 * Less than 1%.

                           DESCRIPTION OF SECURITIES

   The following is a summary of the material terms of our securities. The summary is not complete and is subject to applicable Delaware law and to the provisions of our certificate of incorporation. We have filed a copy of our certificate of incorporation as an exhibit to the registration statement containing this prospectus. Our authorized capital stock consists of 20,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of preferred stock, $0.10 par value per share.

Common Stock

   Each holder of common stock outstanding is entitled to one vote per share on all matters submitted to a vote of our stockholders, including the election of directors. Holders do not have cumulative voting rights.

   If we dissolve, liquidate or wind-up our business, whether voluntary or involuntary, the holders of our common stock are entitled to share ratably in all assets remaining after payment of our liabilities and any preferences on outstanding preferred stock.

   Each share of common stock has an equal right to receive dividends when, and if, our board of directors decides to declare a dividend. We did not pay any dividends for the years ended December 31, 1998, 1999 or 2000. We do not anticipate paying cash dividends in the foreseeable future. The holders of our common stock are not entitled to preemptive rights.

Preferred Stock

   We currently have no shares of preferred stock issued or outstanding. We have no plans, agreements or understandings with respect to the issuance of any shares of preferred stock.

   The board of directors is authorized to fix the following rights and preferences of the preferred stock:

  . the rate of dividends;

  . whether dividends shall be cumulative;

  . any redemption provisions, including redemption dates and redemption prices;

  . the amount payable in the event of voluntary or involuntary liquidation;

  . whether a sinking fund shall be provided for the redemption or purchase of shares;

  . the terms and conditions on which shares may be converted; and

  . whether, and in what proportion to any series, another series shall have voting rights other than required by law, and, if voting rights are granted, the number of voting rights per share.

   Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. The effect of this preferred stock is that our board of directors alone may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring or preventing a change in control of us without further action by our stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

Anti-takeover Effects of Delaware Law

   We are subject to the "business combination" provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly-held Delaware corporation from engaging in various "business combination" transactions such as a merger with any "interested stockholder," which includes a stockholder owning 15% of a corporation's outstanding voting securities, for a period of three years after the date in which the person became an interested stockholder, unless:

  . the transaction is approved by the corporation's board of directors prior to the date the stockholder became an interested stockholder;

  . upon closing the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the shares of stock entitled to vote generally in the election of directors of the corporation outstanding, excluding those shares owned by persons who are both directors and officers and specified types of employee stock plans; or

  . on or after such date, the business combination is approved by the board of directors and at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Indemnification and Liability of Our Directors and Officers

   Section 145 of the Delaware General Corporation Law provides a corporation with the power to indemnify any officer or director acting in his capacity as our representative, who is or is threatened to be made a party to any lawsuit or other proceeding for expenses, judgment and amounts paid in settlement in connection with such lawsuit or proceeding. The indemnity provisions apply whether the action was instituted by a third party or was filed by one of our stockholders. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. We have provided for this indemnification in our certificate of incorporation because we believe that it is important to attract qualified directors and officers. We also have entered into indemnification agreements with our directors and officers, which agreements are designed to indemnify them to the fullest extent permissible by law, subject to one limitation described in the next sentence. We have further provided in our certificate of incorporation that no indemnification shall be available, whether pursuant to our certificate of incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a stockholders' derivative action, against any directors and officers. This limitation is designed to insure that if we sue a director or officer, we do not have to pay for his defense. We have been advised that the SEC believes it is against public policy for us to indemnify our directors and officers for violations of the Securities Act of 1933 and the Securities Exchange Act of 1934. Accordingly, we have agreed that unless our attorneys advise us that the courts have ultimately decided whether the SEC is correct, we will let a court determine whether we can indemnify our directors and officers under such laws.

Transfer Agent

   Continental Stock Transfer & Trust Co., New York, New York, is the transfer agent for our common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

   Almost all of our common stock is freely tradable without any restrictions, except for Rule 144 which is explained below. Sales of substantial amounts of common stock in the public market in the future could depress the price of our common stock and adversely affect our ability to raise capital at a time when we need it or on terms favorable to us. As of November 14, 2001, we had 4,600,320 shares of common stock outstanding, which does not include 50,000 shares of common stock which are being issued upon exercise of options held by Dr. Gregory B. Holmes, one of the selling stockholders.

   Beginning on the dates specified below, the following shares of common stock may be publicly sold under Rule 144 under the Securities Act of 1933:

   Number of Shares                             May be Publicly Sold
   ----------------                             --------------------
   2,350,000 shares covered by this             Now, without limitation
    prospectus.................................
   2,824,895 shares............................ Now, without limitation
   1,357,542 shares............................ Now, subject to limitations of Rule 144
      11,494 shares............................ April 24, 2002, subject to limitations of
                                                Rule 144
      26,597 shares............................ October 11, 2002, subject to limitations of
                                                Rule 144

   In general, Rule 144 as currently in effect, provides that any person who has held restricted common stock for at least one year, is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the total number of outstanding shares or, the average weekly trading volume during the four calendar weeks preceding the filing of a notice of sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current and public information about us. A person who has not been our affiliate for at least three months immediately preceding the sale and who has owned such shares of common stock for at least two years is entitled to sell the shares under Rule 144(k) without regard to any of the limitations described above.

   Any shares of common stock issued to our minority stockholders upon exercise of warrants owned by them cannot be sold for 12 months from the date of exercise of the warrants, unless such exercise is cashless. Any shares issued upon cashless exercise of these warrants will be immediately available for resale under Rule 144. Through the date of this prospectus, 166,104 warrants have been exercised in cashless exercise transactions and 1,772 warrants have been exercised by payment of the exercise price.

                              PLAN OF DISTRIBUTION

   Raymond James & Associates, Inc. will enter into a placement agency agreement with us and the selling stockholders. Pursuant to the placement agency agreement Raymond James will agree to act as placement agent in connection with the offering. Raymond James will use its best efforts to introduce us and the selling stockholders to selected institutional investors who may purchase the shares. Raymond James has no obligation to buy any shares from us or from the selling stockholders.

   Raymond James will solicit indications of interest from investors for the full amount of the offering. We will not request effectiveness of the registration statement of which this prospectus forms a part until Raymond James has informed us that it has received indications of interest for the full amount of the offering.

   All investor funds will be deposited into an escrow account opened at Citibank, N.A. for the benefit of the investors. Citibank, N.A., acting as escrow agent, will hold all funds it receives in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934. The escrow agent will not accept any investor funds until the registration statement has been declared effective. Any interest collected on the funds will be returned to us, the selling stockholders and investors on the closing date. Before the closing date, Citibank, N.A. will notify Raymond James that all of the funds to pay for the shares have been received. We and the selling stockholders will deposit the shares with the Depository Trust Company upon receiving notice from Raymond James. At the closing, Depository Trust will credit the shares to the respective accounts of the investors.

   If investor funds are not received for all of the shares being offered, then all investor funds that were deposited into escrow will be returned to investors and the offering will terminate.

   We and the selling stockholders each have agreed to indemnify Raymond James and certain other persons against certain liabilities under the Securities Act of 1933. Raymond James has informed us that it will not engage in overallotment, stabilizing transactions or syndicate covering transactions in connection with the offering.

   We have agreed to pay Raymond James a fee equal to 6% of the proceeds of this offering (whether payable to us or the selling stockholders) and to reimburse Raymond James estimated at $200,000 for expenses that it incurs in connection with the offering. Additionally, following this offering, we have granted the placement agent a right of first refusal to provide investment banking services for 18 months. Further, additionally, during this 18 month period, we will not sell any securities, except through the placement agent or upon the exercise of existing options and warrants.

   We, our executive officers and directors, and the selling stockholders have agreed that for a period of 90 days after the date of this prospectus, we and they will not, without the prior written consent of Raymond James, directly or indirectly:

  . sell, offer or otherwise dispose of any shares of our common stock or securities convertible into or exchangeable or exercisable for shares of our common stock, other than shares of common stock being sold in this offering; any grant of options by us for our common stock under our stock option plan; the exercise of stock options currently outstanding or granted under our stock option plan; or shares of common stock transferred to a trust established by such persons for the sole benefit of such person or such persons' spouse or descendants, or transferred as a gift or gifts, provided that any donee thereof agrees in writing to be bound by the terms hereof, whether now owned or acquired after the date of this prospectus by any such person or with respect to which any person acquires after the date of this prospectus the power of disposition; or

  . exercise or seek to exercise in any manner any rights that such person have or may hereafter have to require us to register under the Securities Act of 1933 any shares of our common stock or our other securities, or to otherwise participate as selling stockholders in any matter in any registration effected by us under the Securities Act of 1933, other than shares of common stock being sold in this offering.

   A copy of the placement agency agreement is on file with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

                                 LEGAL MATTERS

   The validity of the common stock offered hereby will be passed upon for us and the selling stockholders by Michael Harris, P.A., West Palm Beach, Florida. Attorneys employed by this law firm own 62,000 shares of our common stock. Stroock & Stroock & Lavan LLP, New York, New York will pass upon certain matters for the placement agent.

                                    EXPERTS

   Our financial statements for the years ended December 31, 1998, 1999 and 2000, the financial statements of the business we acquired from Pharmaceutical Development Associates for the year ended December 31, 1999, and the financial statements of KeyStone Analytical Laboratories for the years ended December 31, 1999 and 2000, appearing in this prospectus and registration statement have been audited by Kaufman, Rossin & Co., independent auditors, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We have filed with the SEC a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act of 1933 with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

   We are subject to the information and reporting requirements of the Securities Exchange Act and, in accordance with this Act, file periodic reports, proxy and information statements, and other information with the SEC.

   You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's website, www.sec.gov.

                    INDEX TO HISTORICAL FINANCIAL STATEMENTS

                          AUDITED FINANCIAL STATEMENTS

                                                                       Page
                                                                       ----
SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
Independent Auditors' Report.....................................      F-3
Consolidated Balance Sheets as of December 31, 2000 and 1999.....      F-4
Consolidated Statements of Income for the years ended December
 31, 2000, 1999 and 1998.........................................      F-5
Consolidated Statements of Changes in Stockholders' Equity for
 the years ended December 31, 2000, 1999 and 1998................      F-6
Consolidated Statements of Cash Flows for the years ended
 December 31, 2000, 1999 and 1998................................   F-7 to F-8
Notes to Consolidated Financial Statements.......................  F-9 to F-21
PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
Independent Auditors' Report.....................................      F-22
Statement of Net Assets to be Sold as of December 31, 1999.......      F-23
Statements of Operations of the Business to be Sold for the years
 ended December 31, 1999 and 1998................................      F-24
Statements of Cash Flows of the Business to be Sold for the years
 ended December 31, 1999 and 1998................................      F-25
Notes to Financial Statements....................................  F-26 to F-30
KEYSTONE ANALYTICAL LABORATORIES, INC.
Independent Auditors' Report.....................................      F-31
Balance Sheets as of December 31, 2000 and 1999..................      F-32
Statements of Income for the years ended December 31, 2000 and
 1999............................................................      F-33
Statements of Changes in Stockholders' Equity for the years ended
 December 31, 2000 and 1999......................................      F-34
Statements of Cash Flows for the years ended December 31, 2000
 and 1999........................................................      F-35
Notes to Financial Statements....................................  F-36 to F-39

                         UNAUDITED FINANCIAL STATEMENTS

                                                                       Page
                                                                   ------------
SFBC INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheet as of September 30, 2001....      F-40
Condensed Consolidated Statements of Income for the nine month
 periods ended September 30, 2001 and 2000.......................      F-41
Condensed Consolidated Statements of Cash Flows for the nine month periods ended September 30, 2001 and 2000.................  F-42 to F-43
Notes to Condensed Consolidated Financial Statements.............  F-44 to F-47
PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.
Statement of Operations of the Business to be Sold for the
 eighty-nine days ended March 29, 2000...........................      F-48
Statement of Cash Flows of the Business to be Sold for the
 eighty-nine days ended March 29, 2000...........................      F-49
Notes to Statements of Operations and Cash Flows.................      F-50
KEYSTONE ANALYTICAL LABORATORIES, INC.
Statement of Income for the period from January 1, 2001 through
 August 20, 2001.................................................      F-51
Statement of Changes in Stockholders' Equity for the period from
 January 1, 2001 through August 20, 2001.........................      F-52
Statement of Cash Flows for the period from January 1, 2001
 through August 20, 2001.........................................      F-53
Notes to Financial Statements....................................      F-54
Statement of Income for the nine month period ended September 30,
 2000............................................................      F-55
Statement of Changes in Stockholders' Equity for the nine month
 period ended September 30, 2000.................................      F-56
Statement of Cash Flows for the nine month period ended September
 30, 2000........................................................      F-57
Notes to Financial Statements....................................      F-58

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida

   We have audited the accompanying consolidated balance sheets of SFBC International, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SFBC International, Inc. and Subsidiaries as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

                                          KAUFMAN, ROSSIN & CO.

Miami, Florida
March 7, 2001

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 2000 and 1999

                                                           2000        1999
                                                        ----------- -----------
                        ASSETS

CURRENT ASSETS
Cash and cash equivalents.............................  $ 6,787,603 $   288,285
Accounts receivable, net..............................    7,059,419   2,075,722
Note receivable.......................................      209,337         --
Prepaid and other current assets......................      334,832      61,722
                                                        ----------- -----------
  Total current assets................................   14,391,191   2,425,729
LOAN RECEIVABLE FROM STOCKHOLDER......................      102,206      92,965
PROPERTY AND EQUIPMENT, NET...........................      568,880     208,536
GOODWILL, NET.........................................      671,471         --
OTHER ASSETS..........................................       35,037      86,500
                                                        ----------- -----------
  TOTAL ASSETS........................................  $15,768,785 $ 2,813,730
                                                        =========== ===========

         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable......................................  $   763,690 $   131,632
Accrued liabilities...................................    1,090,202     226,313
Accrued interest to related parties...................          --      132,120
Advance billings......................................    1,590,520     280,357
Income taxes payable..................................      372,000         --
Deferred income taxes.................................      130,000     100,000
Notes payable--current portion ($136,779 and $371,089
 to related parties)..................................      252,423     587,328
                                                        ----------- -----------
  Total current liabilities...........................    4,198,835   1,457,750
                                                        ----------- -----------
NOTES PAYABLE ($0 and $130,000 to related parties)....      158,312     260,000
                                                        ----------- -----------
DEFERRED INCOME TAXES.................................      109,000     310,000
                                                        ----------- -----------
LEASE COMMITMENTS


STOCKHOLDERS' EQUITY
Preferred stock, $0.10 par value, 5,000,000 shares
 authorized, none issued..............................          --          --
Common stock, $0.001 par value, 20,000,000 shares
 authorized, 3,589,642 and 2,335,736 shares issued and
 outstanding..........................................        3,590       2,336
Additional paid-in capital............................   10,345,323   1,880,756
Retained earnings (deficit)...........................      953,725  (1,097,112)
                                                        ----------- -----------
  Total stockholders' equity..........................   11,302,638     785,980
                                                        ----------- -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........  $15,768,785 $ 2,813,730
                                                        =========== ===========

                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                  Years Ended December 31, 2000, 1999 and 1998

                                             2000         1999        1998
                                          -----------  ----------  ----------
NET REVENUE.............................. $19,694,428  $8,309,143  $5,869,987
                                          -----------  ----------  ----------
COSTS AND EXPENSES
Direct costs.............................  11,996,996   5,208,231   3,838,923
General and administrative expenses......   4,252,033   2,259,141   1,323,764
                                          -----------  ----------  ----------
    Total costs and expenses.............  16,249,029   7,467,372   5,162,687
                                          -----------  ----------  ----------
INCOME FROM OPERATIONS...................   3,445,399     841,771     707,300
                                          -----------  ----------  ----------
OTHER INCOME (EXPENSE)
Interest income..........................     122,908         --          --
Interest expense ($142,281, $173,813 and
 $189,756 to related parties)............    (175,470)   (181,143)   (199,584)
                                          -----------  ----------  ----------
    Total other income (expense).........     (52,562)   (181,143)   (199,584)
                                          -----------  ----------  ----------
INCOME BEFORE INCOME TAXES...............   3,392,837     660,628     507,716
INCOME TAXES.............................   1,342,000     410,000         --
                                          -----------  ----------  ----------
NET INCOME............................... $ 2,050,837  $  250,628  $  507,716
                                          ===========  ==========  ==========
Earnings per share:
  Basic.................................. $      0.78  $      .13  $      .33
  Diluted................................        0.76         .13         .33
                                          ===========  ==========  ==========
Shares used in computing earnings per
 share:
  Basic..................................   2,614,000   1,881,863   1,520,000
  Diluted................................   2,706,561   1,906,333   1,520,000
                                          ===========  ==========  ==========
PRO FORMA DATA (UNAUDITED)(1)
Income before income taxes...............              $  660,628  $  507,716
Income taxes.............................                 251,000     191,000
                                                       ----------  ----------
  Pro forma net income...................              $  409,628  $  316,716
                                                       ==========  ==========
Pro forma earnings per share:
  Basic..................................              $      .22  $      .21
  Diluted................................                     .21         .21
                                                       ==========  ==========
Shares used in computing pro forma
 earnings per share:
  Basic..................................               1,881,863   1,520,000
  Diluted................................               1,906,333   1,520,000
                                                       ==========  ==========

--------
(1) The 1999 and 1998 unaudited pro forma data has been adjusted for income taxes which would have been recorded had the Company been a C Corporation for the year ended December 31, 1999 and 1998.

                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                  Years Ended December 31, 2000, 1999 and 1998

                            Common Stock     Additional    Retained
                         -------------------   Paid-In      Earnings
                          Shares   Par Value   Capital     (Deficit)      Total
                         --------- --------- -----------  -----------  -----------
Balances--January 1,
 1998................... 1,520,000  $1,520   $    99,480  $(1,855,456) $(1,754,456)
Net income--1998........       --      --            --       507,716      507,716
                         ---------  ------   -----------  -----------  -----------
Balances--December 31,
 1998................... 1,520,000   1,520        99,480   (1,347,740)  (1,246,740)
Acquisition of net
 assets of SFBC
 International, Inc.....   560,000     560       326,143          --       326,703
Common stock options
 issued as
 compensation...........       --      --        304,583          --       304,583
Conversion of debt to
 common stock...........   255,736     256     1,150,550          --     1,150,806
Net income--1999........       --      --            --       250,628      250,628
                         ---------  ------   -----------  -----------  -----------
Balances--December 31,
 1999................... 2,335,736   2,336     1,880,756   (1,097,112)     785,980
Common stock options
 issued as
 compensation...........       --      --        170,000          --       170,000
Conversion of debt to
 common stock...........     3,906       4        24,999          --        25,003
Proceeds from initial
 public offering........ 1,250,000   1,250    10,155,000          --    10,156,250
Offering costs..........       --      --     (1,885,432)         --    (1,885,432)
Net income--2000........       --      --            --     2,050,837    2,050,837
                         ---------  ------   -----------  -----------  -----------
Balances--December 31,
 2000................... 3,589,642  $3,590   $10,345,323  $   953,725  $11,302,638
                         =========  ======   ===========  ===========  ===========

   All stock information has been adjusted to give effect to the recapitalization and four-for-five reverse stock split in June 1999.


                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years Ended December 31, 2000, 1999 and 1998

                                                2000        1999       1998
                                             -----------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................  $ 2,050,837  $ 250,628  $ 507,716
                                             -----------  ---------  ---------
Adjustments to reconcile net income to net
 cash (used in) provided by operating
 activities:
  Depreciation and amortization............      175,453     64,425     56,945
  Provision for bad debts..................        7,511     13,400     14,066
  Accrued interest on notes payable--
   purchase of assets......................          --      25,347     35,297
  Common stock options issued as
   compensation............................      170,000    304,583        --
  Changes in operating assets and
   liabilities:
    Accounts receivable....................   (4,140,049)  (678,835)  (752,950)
    Prepaid expenses.......................     (272,442)    (1,648)     1,829
    Other assets...........................       57,029     (9,000)    (6,225)
    Accounts payable.......................      228,749   (228,503)    47,631
    Accrued liabilities....................      863,889    (76,999)   (11,591)
    Accrued interest.......................     (132,120)       --     118,363
    Advance billings.......................      418,655    218,902     35,455
    Income taxes payable...................      372,000        --         --
    Deferred income taxes..................     (171,000)   410,000        --
                                             -----------  ---------  ---------
      Total adjustments....................   (2,422,325)    41,672   (461,180)
                                             -----------  ---------  ---------
      Net cash (used in) provided by
       operating activities................     (371,488)   292,300     46,536
                                             -----------  ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash consideration for company acquired....     (295,740)       --         --
Purchase of property and equipment.........     (369,528)   (59,070)   (25,445)
Loans to stockholder.......................       (9,241)       --     (92,965)
Cash balance of company acquired...........       79,429      2,394        --
Increase in note receivable................     (209,337)       --         --
                                             -----------  ---------  ---------
      Net cash used in investing
       activities..........................     (804,417)   (56,676)  (118,410)
                                             -----------  ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (repayments) of notes
 payable--insurance........................       56,242     (3,090)    (3,242)
Principal payments on notes payable--
 purchase of assets........................     (456,479)       --      (3,903)
Principal payments on notes payable--
 stockholders..............................     (190,828)       --         --
Payments on capital lease obligations......      (19,409)       --         --
Net increase in notes payable--
 transportation equipment..................       14,879        --         --
Net proceeds from initial public offering..    8,270,818        --         --
                                             -----------  ---------  ---------
      Net cash provided by (used in)
       financing activities................    7,675,223     (3,090)    (7,145)
                                             -----------  ---------  ---------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS...............................    6,499,318    232,534    (79,019)
CASH AND CASH EQUIVALENTS AT BEGINNING OF
 PERIOD....................................      288,285     55,751    134,770
                                             -----------  ---------  ---------
CASH AND CASH EQUIVALENTS AT END OF
 PERIOD....................................  $ 6,787,603  $ 288,285  $  55,751
                                             ===========  =========  =========

                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                  Years Ended December 31, 2000, 1999 and 1998

                                                    2000       1999     1998
                                                 ---------- ---------- -------
SUPPLEMENTAL DISCLOSURES:
Interest paid................................... $  300,840 $  155,796 $81,221
Income taxes paid............................... $1,141,000 $      --  $   --
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
 AND FINANCING ACTIVITIES:
Fair value of net liabilities assumed in
 connection with acquisition of business........ $  154,260 $      --  $   --
Note payable issued in connection with
 acquisition of business........................ $  150,000 $      --  $   --
Professional fees accrued in connection with
 acquisition of business........................ $  125,913 $      --  $   --
Reduction of long-term debt in connection with
 the issuance of 3,906 shares of common stock... $   25,003 $      --  $   --
Reduction of long-term debt in connection with
 the recapitalization and issuance of 560,000
 shares of common stock......................... $      --  $  324,309 $   --
Conversion of accrued interest to long-term
 debt........................................... $      --  $  376,032 $   --
Common stock options issued as compensation..... $  170,000 $  304,583 $   --
Conversion of long-term debt and accrued
 interest into common stock and warrants........ $      --  $1,150,806 $   --



                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation and Organization

   The consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiaries South Florida Kinetics, Inc. (SFK), SFBC Charlotte, Inc. f/k/a SFBC/Pharmaceutical Development Associates, Inc. (SFBC/PDA) and SFBC Ft. Myers, Inc. (FTM) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Recapitalization

   On June 7, 1999, SFK entered into an Agreement and Plan of Merger with a newly formed wholly owned subsidiary of SFBC. The agreement provided for, among other things, SFBC's acquisition of all the common stock of SFK. The resulting ownership of SFBC was 54% by the former majority stockholder of SFK, 19% by the former minority stockholders of SFK and 27% by the former sole stockholder of SFBC. For accounting purposes, this transaction (recapitalization) has been treated as an acquisition of the assets of SFBC by SFK and as a recapitalization of SFK. The historical financial statements prior to June 7, 1999 are those of SFK.

Initial Public Offering

   In October 2000, the Company completed an initial public offering of 1,250,000 shares of common stock at $8.00 per share and warrants to purchase 625,000 shares of common stock at $0.25 per warrant. The warrants are exercisable at $9.60 per share, expire five years from the date of the offering and are redeemable by the Company under certain conditions, as defined.

Business Activity

   The Company is a specialized drug development services company with locations in Miami, Florida, Charlotte, North Carolina and in 2001, Ft. Myers, Florida. The Company provides clinical research and drug development services to pharmaceutical and biotechnology companies and manages clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

Revenue and Cost Recognition

   Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Contracts may contain provisions for renegotiation in the event of cost overruns due to changes in the level of work scope. Renegotiated amounts are included in revenue when earned and realization is assured. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

   Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

   Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

Cash and Cash Equivalents

   The Company considers all highly liquid investments with a purchased maturity of three months or less to be cash.

   The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

Property and Equipment

   Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

Depreciation

   Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

     Furniture and fixtures...........................................   7 years
     Machinery and equipment.......................................... 5-7 years

Long-lived Assets

   Long-lived assets are reviewed for impairments whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, a loss is recognized for the difference between the fair value and carrying value of the asset.

Deferred Offering Costs

   Deferred offering costs consisting of direct expenditures relating to a proposed initial public offering (IPO) of the Company's common stock of $255,537 were incurred in 1999. Because of the delay of the proposed IPO, the Company charged this amount to general and administrative expenses.

Goodwill

   Goodwill is stated at cost and is amortized on a straight-line basis over 10 years.

   The Company evaluates its intangible assets in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-lived Assets and Assets to be Disposed Of. This statement requires assessment of impairment of long-lived assets whenever factors, events or changes in circumstances indicate the carrying amount of certain long-lived assets to be held and used may not be recoverable. Assessment of impairment is based on the expected undiscounted cash flows of the assets. If an asset is determined to be impaired, an impairment loss is recognized to the extent the carrying amount of the impaired asset exceeds fair value.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

   The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

Concentration of Credit Risk

   Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Income Taxes

   The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

   Through June 6, 1999, the Company had elected, with the consent of the stockholders, to be taxed under S Corporation provisions of the Internal Revenue Code. Under these provisions, the taxable income of the Company is reflected by the stockholders on their personal income tax returns. Effective June 7, 1999, the Company terminated its S Corporation status and in connection therewith, recorded a deferred tax liability of $217,000, through a charge to income taxes in the 1999 statement of income.

Fair Value of Financial Instruments

   Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values for its financial instruments. The following methods and assumptions were used by the Company in estimating the fair values of each class of financial instruments disclosed herein:

     Cash and cash equivalents, accrued liabilities, and income taxes payable--The carrying amounts approximate fair value because of the short-term maturity of the instruments.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

     Note receivable and loan receivable from stockholder--The fair values are determined by calculating the present value of the instruments using a current market rate of interest as compared to the stated rate of interest. The difference between fair value and carrying value is not deemed to be significant.

     Notes payable--The fair value of long-term debt is estimated using discounted cash flows based on the Company's incremental borrowing rates for similar types of borrowing arrangements. At December 31, 2000 and 1999, the fair values approximated the carrying values.

Net Income Per Share

   The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share; Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase 185,000 and 40,000 shares of common stock for the years ended December 31, 2000 and 1999, respectively, less the assumed repurchase of shares in accordance with the treasury stock method of approximately 92,000 and 24,000 for the years ended December 31, 2000 and 1999, respectively.

Stock Compensation

   Options granted to employees under the Company's Stock Option Plan are accounted for by using the intrinsic method under APB Opinion 25, Accounting for Stock Issued to Employees (APB 25). In October 1995, the Financial Accounting Standards Board issued Statement No. 123, Accounting for Stock-Based Compensation (SFAS 123), which defines a fair value based method of accounting for stock options. The accounting standards prescribed by SFAS 123 are optional and the Company has continued to account for stock options under the intrinsic value method specified in APB 25. Pro forma disclosures of net income and earnings per share have been made in accordance with SFAS 123.

Segment Reporting

   The Company applies Financial Accounting Standards Board ("FASB") statement No. 131, "Disclosure about Segments of an Enterprise and Related Information". The Company has considered its operations and has determined that it operates in a single operating segment for purposes of presenting financial information and evaluating performance. As such, the accompanying financial statements present information in a format that is consistent with the financial information used by management for internal use.

Comprehensive Income

   The items affecting comprehensive income are not material to the financial statements and, accordingly, are not presented herein.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

New Accounting Pronouncements

   In September 2000, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB statement No. 125) ("SFAS No. 140"). This statement revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of Statement 125's provisions without reconsideration. The Company has determined that the impact of adopting SFAS No. 140 will not be material to its consolidated financial statements.

   In June 1999, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 137, Accounting for Derivative Instruments and Hedging Activities-- Deferral of the Effective Date of FASB Statement No. 133 (an amendment of FASB Statement No. 133). Under the provisions of this statement, the effective date of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), is deferred to fiscal years beginning after June 15, 2000. The Company has determined that the impact of adopting SFAS No. 133 will not be material to its consolidated financial statements.

   Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements, ("SAB 101") issued by the Securities and Exchange Commission, became effective beginning the fourth quarter of 2000. SAB 101 had no material impact on the Company's revenue recognition policies.

NOTE 2. MAJOR CUSTOMERS

   There were no sales to individual customers in excess of 10% of net sales for the year ended December 31, 2000. Sales to individual unaffiliated customers in excess of 10% of net sales for 1999 and 1998 are as follows:

                                                     1999             1998
                                               ---------------- ----------------
                                                          % of             % of
                                                 Amount   Sales   Amount   Sales
                                               ---------- ----- ---------- -----
     Customer A............................... $1,359,434   16% $  795,263  14%
     Customer B............................... $1,252,248   15% $  905,222  15%
     Customer C............................... $  413,813    5% $  686,334  12%
     Customer D............................... $   28,167   --  $1,004,678  17%

   Individual accounts receivable balances at December 31, 2000 and 1999 in excess of 10% of total accounts receivable are as follows:

                                       2000                      1999
                            -------------------------- ------------------------
                                        % of Accounts            % of Accounts
                              Amount   Receivable, Net  Amount  Receivable, Net
                            ---------- --------------- -------- ---------------
     Customer G............ $1,223,770        17%      $    --         --
     Customer H............ $  741,739        11%      $    --         --
     Customer F............ $      --         --       $342,663        17%
     Customer A............ $      --         --       $262,097        13%
     Customer E............ $      --         --       $224,699        11%

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 3. ACCOUNTS RECEIVABLE

   Accounts receivable consisted of the following at December 31, 2000 and 1999:

                                                            2000        1999
                                                         ----------  ----------
     Accounts receivable--billed........................ $5,787,336  $1,734,397
     Accounts receivable--unbilled......................  1,617,236     539,163
     Less allowance for changes in contracts............   (218,603)   (140,000)
     Less allowance for doubtful accounts...............   (126,550)    (57,838)
                                                         ----------  ----------
                                                         $7,059,419  $2,075,722
                                                         ==========  ==========

   The activity in the allowance for changes in contracts and allowance for doubtful accounts during the years ended December 31, 2000, 1999 and 1998 was as follows:

                                                            Allowance
                                                               for     Allowance
                                                             Changes      for
                                                               in      Doubtful
                                                            Contracts  Accounts
                                                            ---------  ---------
     Balance--January 1, 1998.............................. $    --    $ 30,372
       1998 provision......................................  142,000     14,066
       1998 write-offs.....................................      --         --
                                                            --------   --------
     Balance--December 31, 1998............................  142,000     44,438
       1999 provision......................................   15,033     13,400
       1999 write-offs.....................................  (17,033)       --
                                                            --------   --------
     Balance--December 31, 1999............................  140,000     57,838
       SFBC/PDA acquisition................................      --      61,201
       2000 provision......................................   78,603      7,511
                                                            --------   --------
     Balance--December 31, 2000............................ $218,603   $126,550
                                                            ========   ========

   Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year. Advance billings at December 31, 2000 and 1999 amounted to $1,590,520 and $280,357, respectively.

NOTE 4. LOAN RECEIVABLE FROM STOCKHOLDER

   Loan receivable from stockholder consists of certain expenses paid by the Company on behalf of its majority stockholder. The loan bears interest at 6% per annum and is due in August 2002.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 5. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 2000:

                                                                2000     1999
                                                              -------- --------
     Furniture and fixtures.................................. $108,632 $ 31,866
     Machinery and equipment.................................  841,123  436,448
                                                              -------- --------
                                                               949,755  468,314
     Less accumulated depreciation...........................  380,875  259,778
                                                              -------- --------
                                                              $568,880 $208,536
                                                              ======== ========

   Depreciation of property and equipment for the years ended December 31, 2000, 1999 and 1998 amounted to $121,009, $64,425 and $56,945, respectively.

NOTE 6. ACCRUED LIABILITIES

   Accrued liabilities consisted of the following at December 31, 2000 and 1999:

                                                               2000      1999
                                                            ---------- --------
     Salaries and benefits................................. $  719,795 $141,579
     Professional fees.....................................    109,549   73,252
     Other.................................................    260,858   11,482
                                                            ---------- --------
                                                            $1,090,202 $226,313
                                                            ========== ========

NOTE 7. NOTES PAYABLE

   Notes payable consisted of the following at December 31, 2000 and 1999:

                                                                2000     1999
                                                              -------- --------
     Notes payable--stockholders............................. $ 93,258 $309,089
     Notes payable--purchase of assets.......................   43,521  500,000
     Notes payable--purchase of PDA (note 11)................  150,000      --
     Notes payable--other....................................  123,956   38,239
                                                              -------- --------
                                                               410,735  847,328
     Less current portion....................................  252,423  587,328
                                                              -------- --------
     Long-term portion....................................... $158,312 $260,000
                                                              ======== ========

Notes Payable--Stockholders

   In October 1999, approximately $1,150,800 of notes payable--stockholders and accrued interest were converted into 255,736 shares of common stock and warrants to purchase an additional 255,736 shares of common stock at $8.00 per share. The warrants expire in June 2002. The balance at December 31, 2000 represents an unconverted note bearing interest at 10% per annum that was paid in early 2001.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

Notes Payable--Purchase of Assets

   Concurrent with a recapitalization in 1999, the Company issued three notes aggregating $500,000. These notes bear interest at 8% per annum and are collateralized by all of the assets of the Company. The balance at December 31, 2000 is due to the chief executive officer of the Company.

Notes Payable--Other

   Notes payable--other at December 31, 2000 consisted principally of a) a note payable for insurance coverage, bearing interest at approximately 9% per annum with a payment of approximately $16,000 per month, and b) obligations assumed in connection with the acquisition of PDA (see Note 11) bearing interest at approximately 12% per annum with payments aggregating approximately $2,300 per month.

   Notes payable--other at December 31, 1999 consisted of a note payable for insurance coverage.

   Interest expense on all indebtedness amounted to $175,470, $181,143 and $199,584 for the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 8. LEASE COMMITMENTS

   The Company leases its office facilities and certain equipment under non-cancelable operating leases.

   The approximate future minimum annual rentals under these leases for years subsequent to December 31, 2000 are as follows:

     December 31, 2001................................................. $342,000
     December 31, 2002.................................................  235,000
     December 31, 2003.................................................  133,000
     December 31, 2004.................................................   17,000
     Thereafter........................................................      --
                                                                        --------
                                                                        $727,000
                                                                        ========

   Total rent expense for the years ended December 31, 2000, 1999 and 1998 was approximately $568,000, $428,000 and $271,000, respectively.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 9. INCOME TAXES

   Income taxes for the years ended December 31, 2000 and 1999 consisted of the following:

                                                               2000       1999
                                                            ----------  --------
     Current:
       Federal............................................. $1,367,000  $    --
       State...............................................    146,000       --
     Deferred:
       Federal.............................................   (154,000)  349,000
       State...............................................    (17,000)   61,000
                                                            ----------  --------
                                                            $1,342,000  $410,000
                                                            ==========  ========

   The components of the net deferred tax liability at December 31, 2000 and 1999 are as follows:

                                                                2000     1999
                                                              -------- --------
     Deferred Tax Asset
     Amortization of goodwill................................ $  7,000 $    --
     Common stock options issued as compensation.............  178,000  115,000
     Net operating loss carryforward.........................      --    30,000
                                                              -------- --------
                                                              $185,000 $145,000
                                                              ======== ========

     Deferred Tax Liability
     Net temporary differences due to conversion to accrual
      basis from cash basis................................. $388,000 $519,000
     Depreciation...........................................   36,000   36,000
                                                             -------- --------
                                                             $424,000 $555,000
                                                             ======== ========

   The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate of 34% to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                            2000      1999
                                                         ---------- ---------
     Income taxes at statutory rate..................... $1,154,000 $ 225,000
     State income taxes.................................    122,000    19,000
     S Corporation income prior to conversion to
      C Corporation.....................................        --   (190,000)
     Deferred tax liability recorded upon conversion to
      C Corporation.....................................        --    217,000
     Permanent differences and other....................     66,000   139,000
                                                         ---------- ---------
                                                         $1,342,000 $ 410,000
                                                         ========== =========

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 10. STOCK BASED COMPENSATION

   In June 1999, the Company established a Stock Option Plan (the Plan) which provides for the Company to issue options to employees, directors and outside consultants of the Company. The issuance and form of the options shall be at the discretion of the Company's board of directors, except that the exercise price may not be less than the fair market value at the time of grant. Generally, the options vest over a three year period and expire in ten years or three months after separation of service, whichever occurs earlier.

   The Company has elected to follow Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees" ("APB 25") in accounting for its employee stock options. Under APB 25, because the exercise price of an employee's stock options issued prior to the established of the Plan was less than the market price of the underlying stock on the date of grant, compensation expense of $170,000 and $304,583 was recognized in 2000 and 1999, respectively. The Company expects to recognize compensation expense of $170,000 in 2001 and $35,417 in 2002 in connection with these options.

   Statement of Financial Accounting Standards No. 123 "Accounting for Stock-based Compensation," ("SFAS No. 123") requires the Company to provide pro forma information regarding net income and earnings per common share as if compensation cost for the Company's Stock Option plan had been determined in accordance with the fair value based method prescribed in SFAS No. 123. The fair value of the options granted in 2000 and 1999 were estimated by using the Black-Scholes pricing model with the following assumptions: (i) expected life of the options of 5 years, (ii) expected volatility in the market price of the Company's common stock of 60% (only for those options granted subsequent to the Company's initial public offering, otherwise no volatility), (iii) no expected dividends, and (iv) a risk free interest rate ranging from 6.00% to 6.50%.

   Under the accounting provisions of SFAS No. 123, the Company's net income, basic earnings per share and diluted earnings per share for the year ended December 31, 2000 would have been approximately $1,969,000, $0.75 and $0.73, respectively.

   Under the accounting provisions of SFAS No. 123, the Company's net income, basic earnings per share and diluted earnings per share for the year ended December 31, 1999 would have been approximately $75,000, $0.04 and $0.04, respectively.

   Under the accounting provisions of SFAS No. 123, the Company's pro forma net income, pro forma basic earnings per share and pro forma diluted earnings per share for the year ended December 31, 1999 would have been approximately $234,000, $0.21 and $0.20, respectively.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

   A summary of the Company's stock option activity, and related information for the years ended December 31, 2000 and 1999 is as follows:

                                                                        Weighted
                                                                        Average
                                                                # of    Exercise
                                                               Options   Price
                                                               -------  --------
     Outstanding January 1, 1999..............................     --    $  --
       Granted................................................ 514,500     4.70
       Exercised..............................................     --       --
       Forfeited..............................................     --       --
                                                               -------   ------
     Outstanding December 31, 1999............................ 514,500     4.70
       Granted................................................ 125,000     6.00
       Exercised..............................................     --       --
       Forfeited.............................................. (34,500)   (6.00)
                                                               -------   ------
     Outstanding December 31, 2000............................ 605,000   $ 4.88
                                                               =======   ======
     Exercisable at December 31, 2000......................... 277,489   $ 4.79
                                                               =======   ======

   The weighted-average fair value of options granted during 2000 and 1999, using the fair value calculations discussed above was $1.88 and $1.52 per option, respectively.

   Exercise prices for options outstanding as of December 31, 2000 ranged from $1.25 to $6.60. The weighted average remaining contractual life of these options is as follows:

                                                                                    Weighted
                                                      Weighted                       Average
                                                      Average                       Remaining
     Exercise                                         Exercise                     Contractual
      Price               Shares                       Price                       Life (Years)
     --------             ------                      --------                     -----------
     $1.250               160,000                      $1.250                         8.25
     $5.625                25,000                      $5.625                         9.92
     $6.000               270,000                      $6.000                         8.78
     $6.600               150,000                      $6.600                         8.50

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

NOTE 11. OTHER MATTERS

Business Combination

   On March 15, 2000, the Company formed a wholly owned subsidiary, SFBC/PDA and on March 29, 2000, SFBC/PDA acquired substantially all the assets and certain liabilities of Pharmaceutical Development Associates, Inc. (PDA), a clinical research organization located in North Carolina. The aggregate purchase price was $600,000 with possible contingent consideration of up to $1,200,000 based on the adjusted net income of SFBC/PDA, as defined, and additional possible contingent consideration based on a percentage of revenue from a specific customer of SFBC/PDA.

   The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. Goodwill of approximately $726,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

     Cash consideration paid to the seller....................... $   296,000
     Note payable issued to the seller...........................     150,000
     Acquisition costs...........................................     126,000
                                                                  -----------
     Total consideration.........................................     572,000
     Fair value of assets acquired...............................  (1,049,000)
     Fair value of liabilities assumed...........................   1,203,000
                                                                  -----------
     Excess of cost over fair value of net assets acquired,
      Goodwill................................................... $   726,000
                                                                  ===========

   Unaudited pro forma results of operations after giving effect to certain adjustments resulting from the acquisition were as follows for the years ended December 31, 2000 and 1999 as if the business combination had occurred at the beginning of each period presented:

                                                          For the Year Ended
                                                             December 31,
                                                        -----------------------
                                                           2000        1999
                                                        ----------- -----------
     Net sales......................................... $20,121,708 $10,509,204
     Net income........................................   2,307,842     193,371
     Earnings per share--basic.........................         .78        0.10

   The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

Transactions with LeeCoast

   In connection with the acquisition of the assets of PDA, SFBC received the option to purchase ClinSites/LeeCoast Research Center, Inc. (LeeCoast), a wholly owned subsidiary of PDA's parent located in Ft. Myers, Florida. On December 27, 2000, the Company formed a wholly owned subsidiary, FTM and in early 2001 FTM purchased substantially all the assets and certain liabilities of LeeCoast. The purchase price was $600,000, plus the amount by which the operating assets exceeded the operating liabilities of LeeCoast.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

   Also in connection with the acquisition of PDA, the Company loaned LeeCoast $200,000. This amount, along with its accrued interest of $9,337 is included as a note receivable in the accompanying balance sheet at December 31, 2000.

   During the year ended December 31, 2000, SFK performed approximately $67,000 of services for LeeCoast, all of which is unpaid at December 31, 2000 and included in accounts receivable, net in the accompanying balance sheet.

   During the year ended December 31, 2000, LeeCoast performed approximately $800,000 of services for SFBC/PDA of which approximately $178,000 was still owed at December 31, 2000 and included in accounts payable in the accompanying balance sheet.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
SFBC International, Inc.
Miami, Florida

   We have audited the accompanying statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   The accompanying financial statements were prepared to present the net assets of the Company as of December 31, 1999 to be sold to SFBC International, Inc., pursuant to the purchase agreement described in Note 7 and the related operations and cash flows of the business to be sold of the Company for each of the two years in the period ended December 31, 1999 and is not intended to be a complete presentation of the Company's financial position and results of operations.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets of Pharmaceutical Development Associates, Inc. as of December 31, 1999 to be sold pursuant to the purchase agreement described in Note 7 and the related results of its operations and its cash flows of the business to be sold for each of the two years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                          KAUFMAN, ROSSIN & CO.
Miami, Florida
March 3, 2000

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

                       STATEMENT OF NET ASSETS TO BE SOLD

                               December 31, 1999

                                    ASSETS
CURRENT ASSETS
Cash.................................................................. $    503
Accounts receivable...................................................  319,592
Prepaid expenses......................................................    4,505
                                                                       --------
  Total current assets................................................  324,600
PROPERTY AND EQUIPMENT, NET...........................................  114,255
GOODWILL, NET.........................................................  469,340
OTHER ASSETS..........................................................    3,325
                                                                       --------
  TOTAL ASSETS........................................................ $911,520
                                                                       ========
                                  LIABILITIES
CURRENT LIABILITIES
Accounts payable...................................................... $315,436
Current portion of capital lease obligations..........................   23,393
Advance billings......................................................  125,903
                                                                       --------
  Total current liabilities...........................................  464,732
CAPITAL LEASE OBLIGATIONS.............................................   13,389
COMMITMENTS AND CONTINGENCIES
  TOTAL LIABILITIES...................................................  478,121
                                                                       --------
  NET ASSETS TO BE SOLD............................................... $433,399
                                                                       ========



                            See accompanying notes.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

              STATEMENTS OF OPERATIONS OF THE BUSINESS TO BE SOLD

                     Years Ended December 31, 1999 and 1998

                                                           1999        1998
                                                        ----------  ----------
NET SALES.............................................. $2,200,061  $3,151,593
COST OF SALES..........................................  1,995,792   2,674,533
                                                        ----------  ----------
GROSS PROFIT...........................................    204,269     477,060
GENERAL AND ADMINISTRATIVE EXPENSES....................    625,072     482,522
                                                        ----------  ----------
LOSS FROM OPERATIONS...................................   (420,803)     (5,462)
INTEREST EXPENSE.......................................     18,560      15,202
                                                        ----------  ----------
NET LOSS............................................... $ (439,363) $  (20,664)
                                                        ==========  ==========



                            See accompanying notes.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

              STATEMENTS OF CASH FLOWS OF THE BUSINESS TO BE SOLD

                     Years Ended December 31, 1999 and 1998

                                                           1999       1998
                                                         ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss................................................ $(439,363) $ (20,664)
                                                         ---------  ---------
Adjustments to reconcile net loss to net cash used in
 operating activities
  Depreciation and amortization.........................   129,333    108,715
  Provision for bad debts...............................    61,210        --
  Changes in operating assets and liabilities:
    Accounts receivable.................................    23,876    (25,449)
    Prepaid expenses....................................    (3,527)     3,650
    Other assets........................................       --      (2,194)
    Accounts payable....................................   145,563     51,934
    Advanced billings...................................   (54,576)  (138,694)
                                                         ---------  ---------
      Total adjustments.................................   301,879     (2,038)
                                                         ---------  ---------
      Net cash used in operating activities.............  (137,484)   (22,702)
                                                         ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment......................    (6,699)  (119,797)
Advances from parent and affiliates, net................    41,129    276,315
                                                         ---------  ---------
      Net cash provided by investing activities.........    34,430    156,518
                                                         ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations...................   (21,964)    (8,564)
                                                         ---------  ---------
NET INCREASE (DECREASE) IN CASH.........................  (125,018)   125,252
CASH AT BEGINNING OF PERIOD.............................   125,521        269
                                                         ---------  ---------
CASH AT END OF PERIOD................................... $     503  $ 125,521
                                                         =========  =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND
 NON-CASH INVESTING AND FINANCING ACTIVITIES:
Interest paid........................................... $  12,560  $   9,202
                                                         =========  =========
Income taxes paid....................................... $     --   $     --
                                                         =========  =========
Capital lease obligations incurred...................... $     --   $  67,310
                                                         =========  =========

                            See accompanying notes.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The accompanying financial statements are intended to present the net assets to be sold of Pharmaceutical Development Associates, Inc. (the "Company"), as of December 31, 1999 pursuant to the agreement described in Note 7 and the related operation of the business to be sold of the Company for the periods presented. These financial statements do not present the complete financial position and the results of operations of the Company for the periods presented. In addition, certain assets will be sold which have no historical costs (e.g. customer list, business reputation, etc.) and therefore are not reflected in the accompanying statement of net assets to be sold.

   The Company is a wholly owned subsidiary of Clinical Site Services Corporation (the Parent). During 1999 and 1998, the Parent and certain other affiliates incurred expenses on behalf of the Company which include, but are not limited to, salaries, rent, professional fees, travel and other general and administrative expenses. These expenses have been allocated to the Company by specific identification or on a reasonable allocation based upon various factors such as sales, payroll and facility usage. Future expenses incurred as an independent entity or as part of another group of entities may not be comparable to historical levels.

Description of Business

   The Company, located in Charlotte, North Carolina, is a contract research organization managing clinical trials at multiple sites involving ophthalmology, dermatology and generic drug testing.

Revenue and Cost Recognition

   Revenues from contracts are recognized on the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs for each contract. This method is used because management considers total costs incurred to be the best available measure of progress on the contracts.

   Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material. Revenue recognized on contracts in progress at December 31, 1999 amounted to approximately $658,000.

   Included in accounts receivable are unbilled amounts, which represent revenue recognized in excess of amounts billed. Advance billings represent amounts billed in excess of revenue recognized.

Cash

   The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

Property and Equipment

   Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

Depreciation and Amortization

   Depreciation and amortization is computed using the straight-line method based upon the estimated useful lives of the assets. The range of useful lives is as follows:

     Computer and office equipment.................................... 3-5 years
     Medical equipment................................................   5 years
     Furniture and fixtures...........................................   5 years

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted for the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

   Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances.

Income Taxes

   The Company's operations are included in the consolidated income tax return of the Parent. Deferred tax assets allocated to the Company have been completely offset by a valuation allowance.

Fair Value of Financial Instruments

   The carrying values of cash and accrued liabilities approximate their fair values due to the short-term maturity of these instruments.

   Based upon borrowing rates currently available to the Company for loans with similar terms and maturities, the fair values of capital lease obligations and notes payable approximate carrying value.

Year 2000 Uncertainties

   Although the Company has not identified any computer system or program problems, there is still a possibility that at some time during the Year 2000 their computer systems and programs,

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

as well as equipment that uses embedded computer chips, may be unable to distinguish between the years 1900 and 2000. This may create system errors and failures resulting in the disruption of normal business operations. Although it is unlikely, there may be some third parties, such as governmental agencies, utilities, telecommunication companies, vendors and customers that at times may not be able to continue business with the Company due to their own Year 2000 problems.

NOTE 2. MAJOR CUSTOMERS

   Sales to individual unaffiliated customers in excess of 10% of net sales are as follows:

                                                     1999             1998
                                               ---------------- ----------------
                                                          % of             % of
                                                 Amount   Sales   Amount   Sales
                                               ---------- ----- ---------- -----
     Customer A............................... $1,392,486   63% $  372,069   12%
     Customer B............................... $  306,530   14% $1,008,169   32%
     Customer C............................... $  114,466    5% $  583,301   19%
     Customer D............................... $      --    --  $  506,654   16%
     Customer E............................... $   67,305    3% $  343,345   11%

   Individual accounts receivable balances at December 31, 1999 in excess of 10% of total accounts receivable are as follows:

                                                                         % of
                                                                       Accounts
                                                              Amount  Receivable
                                                             -------- ----------
     Customer A............................................. $232,174     73%

NOTE 3. ACCOUNTS RECEIVABLE

   Accounts receivable consisted of the following at December 31, 1999:

     Accounts receivable--billed.....................................  $267,539
     Accounts receivable--unbilled...................................   113,263
     Less allowance for doubtful accounts............................   (61,210)
                                                                       --------
                                                                       $319,592
                                                                       ========

   Accounts receivable are billed when certain milestones defined in customer contracts are achieved. All unbilled accounts receivable are expected to be billed and collected within one year.

   Advance billings at December 31, 1999 amounted to $125,903.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

NOTE 4. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 1999:

     Computer and office equipment...................................  $126,505
     Medical equipment...............................................    71,393
     Furniture and fixtures..........................................    40,834
                                                                       --------
                                                                        238,732
     Less accumulated depreciation and amortization..................   124,477
                                                                       --------
                                                                       $114,255
                                                                       ========

   Depreciation and amortization of property and equipment for the years ended December 31, 1999 and 1998 amounted to $62,740 and $42,123, respectively.

   Property and equipment at December 31, 1999 included medical equipment under capital leases and related accumulated amortization of $67,310 and $20,115, respectively. Amortization expense of medical equipment under capital leases was approximately $6,400 and $13,600 in 1999 and 1998, respectively.

NOTE 5. GOODWILL

   In connection with the Parent's acquisition of the Company in 1997, goodwill of $662,598 was recorded. Amortization of goodwill is computed using the straight-line method over 10 years. Accumulated amortization of goodwill at December 31, 1999 amounted to $193,258. Amortization of goodwill was $66,260 for 1999 and 1998.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Facilities Lease

   The company leases its facilities on a month-to-month basis. Rent expense under this lease agreement amounted to $60,336 and $55,873 for the years ended December 31, 1999 and 1998, respectively.

Lease Commitments

   The Company is obligated under one operating lease for office equipment and three capital leases for medical equipment.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

   Future minimum payments under non-cancelable leases at December 31, 1999 consisted of the following:

                                                              Capital  Operating
                                                              Leases     Lease
                                                              -------  ---------
     2000.................................................... $23,393   $ 5,964
     2001....................................................  13,389     5,964
     2002....................................................     --      5,964
     2003....................................................     --      5,467
                                                              -------   -------
     Total minimum lease payments............................  36,782    23,359
     Less amount representing imputed interest...............  (4,064)      --
                                                              -------   -------
                                                              $32,718   $23,359
                                                              =======   =======

Debt

   The Company, the Parent and other subsidiaries of the Parent are obligated under various notes totaling $1,750,000.

NOTE 7. SALE OF ASSETS

   In March 2000, the Company entered into an agreement to sell substantially all of its operating assets and liabilities to SFBC International, Inc., a clinical research organization located in Florida. The aggregate sales price is $600,000 with possible contingent consideration of up to $1,200,000 based on net income and additional possible contingent consideration based on the Company's revenues.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
SFBC International, Inc.
Miami, Florida

   We have audited the accompanying balance sheets of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and 1999 and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and 1999 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                          KAUFMAN, ROSSIN & CO.

Miami, Florida
July 13, 2001

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                                 BALANCE SHEETS

                           December 31, 2000 and 1999

                         ASSETS                             2000       1999
                         ------                          ---------- ----------
CURRENT ASSETS
Cash.................................................... $  115,445 $   80,623
Accounts receivable.....................................  1,089,260    981,315
Prepaid expenses........................................        --      43,673
                                                         ---------- ----------
  Total current assets..................................  1,204,705  1,105,611
PROPERTY AND EQUIPMENT, NET.............................    620,961    365,131
                                                         ---------- ----------
  TOTAL ASSETS.......................................... $1,825,666 $1,470,742
                                                         ========== ==========

          LIABILITIES AND STOCKHOLDERS' EQUITY
          ------------------------------------

CURRENT LIABILITIES
Accounts payable and accrued expenses................... $   24,166 $   36,260
Dividends payable.......................................     30,000        --
Income taxes payable....................................     63,466        --
Deferred income taxes...................................    423,000    347,000
                                                         ---------- ----------
  Total current liabilities.............................    540,632    383,260
                                                         ---------- ----------
DEFERRED INCOME TAXES...................................     34,000     34,000
                                                         ---------- ----------
LEASE COMMITMENTS


STOCKHOLDERS' EQUITY
Common stock, no par value, 100 shares authorized, 21
 shares issued and outstanding..........................    280,000    280,000
Retained earnings.......................................    971,034    773,482
                                                         ---------- ----------
  Total stockholders' equity............................  1,251,034  1,053,482
                                                         ---------- ----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............ $1,825,666 $1,470,742
                                                         ========== ==========



                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                              STATEMENTS OF INCOME

                     Years Ended December 31, 2000 and 1999

                                                             2000       1999
                                                          ---------- ----------
REVENUE.................................................. $2,028,905 $1,615,180
                                                          ---------- ----------
OPERATING EXPENSES
Chemicals and lab supplies...............................    164,674    136,300
Depreciation.............................................    202,561    148,925
Health insurance.........................................     22,202     13,261
Office supplies..........................................     19,320      8,298
Officers' compensation...................................    714,510    577,440
Payroll taxes............................................     39,818     36,477
Professional services....................................     81,483     26,112
Rent.....................................................     28,532     27,702
Repairs and maintenance..................................     26,227      1,697
Salaries and wages.......................................    204,534    149,316
Travel and entertainment.................................     13,980      9,812
Utilities................................................     17,631      8,543
Other....................................................     19,374     17,107
                                                          ---------- ----------
  Total operating expenses...............................  1,554,846  1,160,990
                                                          ---------- ----------
INCOME FROM OPERATIONS...................................    474,059    454,190
OTHER INCOME
Interest income..........................................     27,493      8,159
                                                          ---------- ----------
INCOME BEFORE INCOME TAXES...............................    501,552    462,349
INCOME TAXES.............................................    199,000    187,300
                                                          ---------- ----------
  NET INCOME............................................. $  302,552 $  275,049
                                                          ========== ==========


                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                     Years Ended December 31, 2000 and 1999

                                                  Common  Retained
                                                  Stock   Earnings     Total
                                                 -------- ---------  ----------
Balances--December 31, 1998..................... $280,000 $ 498,433  $  778,433
Net income--1999................................      --    275,049     275,049
                                                 -------- ---------  ----------
Balances--December 31, 1999.....................  280,000   773,482   1,053,482
Dividends declared..............................      --   (105,000)   (105,000)
Net income--2000................................      --    302,552     302,552
                                                 -------- ---------  ----------
Balances--December 31, 2000..................... $280,000 $ 971,034  $1,251,034
                                                 ======== =========  ==========




                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

                     Years Ended December 31, 2000 and 1999

                                                            2000       1999
                                                          ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..............................................  $ 302,552  $ 275,049
                                                          ---------  ---------
Adjustments to reconcile net income to net cash provided
 by operating activities:
  Depreciation..........................................    202,561    148,925
  Changes in operating assets and liabilities:
    Accounts receivable.................................   (107,945)  (590,056)
    Prepaid expenses....................................     43,673    (37,743)
    Accounts payable and accrued expenses...............    (12,094)    24,687
    Income taxes payable................................     63,466        --
    Deferred income taxes...............................     76,000    185,000
                                                          ---------  ---------
      Total adjustments.................................    265,661   (269,187)
                                                          ---------  ---------
      Net cash provided by operating activities.........    568,213      5,862

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures....................................   (458,391)   (86,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid..........................................    (75,000)       --
                                                          ---------  ---------
NET INCREASE (DECREASE) IN CASH.........................     34,822   (80,197)
CASH AT BEGINNING OF PERIOD.............................     80,623    160,820
                                                          ---------  ---------
CASH AT END OF PERIOD...................................  $ 115,445  $  80,623
                                                          =========  =========
SUPPLEMENTAL DISCLOSURES:
Income taxes paid.......................................  $  60,000  $  46,000
                                                          =========  =========
SUPPLEMENTAL DISCLOSURES OF NON-CASH FINANCING
 ACTIVITIES:
                                                          ---------  ---------
Dividends declared but not paid.........................  $  30,000  $     --
                                                          =========  =========

                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Activity

   KeyStone Analytical Laboratories, Inc. ("the Company") is a private contract laboratory located in North Wales, Pennsylvania providing analytical services and method development to pharmaceutical and chemical companies.

Revenue and Cost Recognition

   Revenues from contracts are generally recognized on the percentage-of-completion method of accounting. Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.

   Contract costs include all direct costs related to contract performance. Selling, general and administrative costs are charged to expense as incurred. Changes in job performance and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Due to the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change in the near term and the change could be material.

   Included in accounts receivable are unbilled amounts, which represent revenues recognized in excess of amounts billed.

Cash

   The Company, from time to time, maintains cash balances with financial institutions in amounts that exceed federally insured limits.

Property and Equipment

   Property and equipment is recorded at cost. Expenditures for major betterments and additions are charged to the asset accounts while replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense currently.

Depreciation

   Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets, which are as follows:

      Furniture and fixtures.......................................... 3-5 years
      Laboratory and computer equipment............................... 3-5 years

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

Concentration of Credit Risk

   Financial instruments that potentially subject the Company to credit risk consist principally of trade receivables. The Company performs services and extends credit based on an evaluation of the customers' financial condition without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and maintains allowances for anticipated losses considered necessary under the circumstances. At December 31, 2000 and 1999, an allowance for doubtful accounts was not deemed necessary.

Income Taxes

   The Company accounts for income taxes under the liability method according to Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

NOTE 2. MAJOR CUSTOMERS

   During 2000 and 1999, five customers accounted for 84% of revenue and two customers accounted for 79% of revenue, respectively. The loss of these customers could significantly impact the operating results of the Company.

   Individual accounts receivable balances at December 31, 2000 and 1999 in excess of 10% of total accounts receivable are as follows:

                                                                 2000     1999
                                                               -------- --------
      Customer A.............................................. $335,899 $    --
      Customer B.............................................. $278,371 $925,335
      Customer C.............................................. $143,340 $    --

NOTE 3. ACCOUNTS RECEIVABLE

   Accounts receivable consisted of the following at December 31, 2000 and 1999:

                                                               2000      1999
                                                            ---------- --------
      Accounts receivable--billed.......................... $  753,361 $541,995
      Accounts receivable--unbilled........................    335,899  439,320
                                                            ---------- --------
                                                            $1,089,260 $981,315
                                                            ========== ========

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

NOTE 4. PROPERTY AND EQUIPMENT

   Property and equipment consisted of the following at December 31, 2000 and 1999:

                                                             2000       1999
                                                          ----------  ---------
      Furniture and fixtures............................. $    1,673  $   1,673
      Laboratory and computer equipment..................  1,238,268    779,877
                                                          ----------  ---------
                                                           1,239,941    781,550
      Less accumulated depreciation......................   (618,980)  (416,419)
                                                          ----------  ---------
                                                          $  620,961  $ 365,131
                                                          ==========  =========

   Depreciation of property and equipment for the years ended December 31, 2000 and 1999 amounted to $202,561 and $148,925, respectively.

NOTE 5. LEASE COMMITMENTS

   The Company leases its office and laboratory facilities and certain equipment under non-cancelable operating leases, expiring at various dates through 2003.

   The approximate future minimum lease payments under these leases for years subsequent to December 31, 2000 are as follows:

      2001.............................................................. $17,469
      2002..............................................................   2,086
      2003..............................................................     522
                                                                         -------
                                                                         $20,077
                                                                         =======

   Total rent expense for the years ended December 31, 2000 and 1999 was approximately $28,532 and $27,702, respectively.


NOTE 6. RELATED PARTY TRANSACTIONS

   During 2000, the Company paid $34,000 to a stockholder for consulting services included as a component of professional services in the accompanying statement of income. No such fees were incurred in 1999.

NOTE 7. INCOME TAXES

   Income tax provision for the years ended December 31, 2000 and 1999 consisted of the following:

                                                                 2000     1999
                                                               -------- --------
      Current:
        Federal............................................... $105,000 $  2,000
        State.................................................   18,000      300
      Deferred:
        Federal...............................................   65,000  158,000
        State.................................................   11,000   27,000
                                                               -------- --------
                                                               $199,000 $187,300
                                                               ======== ========

                    KEYSTONE ANALYTICAL LABORATORIES, INC.

   The components of the deferred tax liability at December 31, 2000 and 1999 are as follows:

                                                                2000     1999
                                                              -------- --------
      Accrual to cash basis adjustments...................... $423,000 $347,000
      Depreciation...........................................   34,000   34,000
                                                              -------- --------
                                                              $457,000 $381,000
                                                              ======== ========

   The major elements contributing to the difference between income taxes and the amount computed by applying the federal statutory tax rate to income before income taxes for the years ended December 31, 2000 and 1999 are as follows:

                                                                2000     1999
                                                              -------- --------
      Income taxes at statutory rate......................... $171,000 $157,000
      State income taxes.....................................   27,000   29,300
      Permanent differences and other........................    1,000    1,000
                                                              -------- --------
                                                              $199,000 $187,300
                                                              ======== ========

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 2001
                                  (Unaudited)

                              ASSETS

CURRENT ASSETS
Cash and cash equivalents.........................................  $ 8,726,614
Accounts receivable, net..........................................   10,928,458
Notes receivable..................................................          --
Prepaid and other current assets..................................      148,793
                                                                    -----------
  Total current assets............................................   19,803,865
LOANS RECEIVABLE FROM STOCKHOLDERS................................    1,106,898
PROPERTY AND EQUIPMENT, NET.......................................    3,042,009
GOODWILL, NET.....................................................    4,760,269
OTHER ASSETS......................................................      216,390
                                                                    -----------
  TOTAL ASSETS....................................................  $28,929,431
                                                                    ===========

               LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable..................................................  $ 1,196,770
Accrued liabilities...............................................    1,460,546
Advance billings..................................................    1,562,682
Income taxes payable..............................................      631,733
Deferred income taxes.............................................       26,000
Notes payable--current portion....................................        7,490
                                                                    -----------
  Total current liabilities.......................................    4,885,221
                                                                    -----------
NOTES PAYABLE.....................................................        2,050
                                                                    -----------
DEFERRED INCOME TAXES.............................................      740,000
                                                                    -----------
LEASE COMMITMENTS


STOCKHOLDERS' EQUITY
Preferred stock, $.10 par value, 5,000,000 shares authorized, none
 issued...........................................................          --
Common stock, $.001 par value, 20,000,000 shares authorized,
 4,598,550 shares issued and outstanding..........................        4,599
Additional paid-in capital........................................   19,877,531
Retained earnings.................................................    3,420,030
                                                                    -----------
  Total stockholders' equity......................................   23,302,160
                                                                    -----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY......................  $28,929,431
                                                                    ===========

                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME

          For the Nine Month Periods Ended September 30, 2001 and 2000
                                  (Unaudited)

                                                        Nine Months Ended
                                                          September 30,
                                                     ------------------------
                                                        2001         2000
                                                     -----------  -----------
NET REVENUE......................................... $22,159,205  $12,677,821
COSTS AND EXPENSES
Direct costs........................................  12,917,322    7,459,687
General and administrative expenses.................   5,474,985    2,967,819
                                                     -----------  -----------
    Total costs and expenses........................  18,392,307   10,427,506
                                                     -----------  -----------
INCOME FROM OPERATIONS..............................   3,766,898    2,250,315
                                                     -----------  -----------
OTHER INCOME (EXPENSE)
Interest income.....................................     271,109          --
Interest expense ($0 and $40,657 to related
 parties)...........................................     (35,482)     152,831
                                                     -----------  -----------
    Total other income (expense)....................     235,627     (152,831)
                                                     -----------  -----------
INCOME BEFORE INCOME TAXES..........................   4,002,525    2,097,484
INCOME TAXES........................................   1,536,219      823,000
                                                     -----------  -----------
NET INCOME.......................................... $ 2,466,306  $ 1,274,484
                                                     ===========  ===========
Earnings per share:
  Basic............................................. $      0.65  $      0.55
  Diluted........................................... $      0.55  $      0.53
                                                     ===========  ===========
Shares used in computing earnings per share:
  Basic.............................................   3,811,397    2,335,736
  Diluted...........................................   4,471,929    2,414,297
                                                     ===========  ===========



                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

          For the Nine Month Periods Ended September 30, 2001 and 2000
                                  (Unaudited)

                                                        2001         2000
                                                     -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.......................................... $ 2,466,306  $ 1,274,484
                                                     -----------  -----------
Adjustments to reconcile net income to net cash
 provided by operating activities
  Depreciation and amortization.....................     358,926      107,445
  Common stock options issued as compensation.......     127,500      127,500
  Common stock issued as compensation...............      10,800          --
  Changes in operating assets and liabilities:
    Accounts receivable.............................  (1,459,965)  (1,728,884)
    Prepaid expenses................................     191,988     (402,467)
    Other assets....................................    (136,283)      40,403
    Accounts payable................................    (327,516)     (60,886)
    Accrued liabilities.............................     361,558      673,560
    Accrued interest................................         --        25,104
    Advance billings................................     (66,531)     307,773
    Income taxes payable............................     185,661      905,000
    Deferred income taxes...........................    (171,000)    (148,000)
                                                     -----------  -----------
      Total adjustments.............................    (924,862)    (153,452)
                                                     -----------  -----------
      Net cash provided by operating activities.....   1,541,444    1,121,032
                                                     -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Deferred offering costs.............................         --       (56,872)
Cash consideration paid for companies acquired......   (3,841,24)    (295,740)
Cash balances of companies acquired.................     280,678       79,429
Increase in notes receivable........................  (1,004,692)    (205,316)
Purchase of property and equipment..................  (1,417,255)    (219,907)
                                                     -----------  -----------
      Net cash used in investing activities.........  (5,982,513)    (698,406)
                                                     -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) of notes payable--
 insurance..........................................     (94,481)     113,246
Principal payments on notes payable--purchase of
 assets.............................................     (43,521)    (398,129)
Principal payments on notes payable--stockholders...     (93,258)         --
Principal payments on notes payable--purchase of
 company............................................    (150,000)         --
Other financing activities..........................     (19,935)       3,219
Repurchase of warrants and stock....................     (25,532)
Proceeds from issuance of common stock..............   6,806,807          --
                                                     -----------  -----------
      Net cash provided by (used in) financing
       activities...................................   6,380,080     (281,664)
                                                     -----------  -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...........   1,939,011      140,962
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD....   6,787,603      288,285
                                                     -----------  -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD.......... $ 8,726,614  $   429,247
                                                     ===========  ===========

                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

          For the Nine Month Periods Ended September 30, 2001 and 2000
                                  (Unaudited)

                                                              2001      2000
                                                           ---------- --------
SUPPLEMENTAL DISCLOSURES:
Interest paid............................................. $   21,190 $127,727
                                                           ========== ========
Income taxes paid......................................... $1,561,545 $ 66,000
                                                           ========== ========
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
Fair value of net liabilities assumed in connection with
 acquisition of business.................................. $   89,243 $154,260
                                                           ========== ========
Note payable issued in connection with acquisition of
 business................................................. $      --  $150,000
                                                           ========== ========
Professional fees accrued in connection with acquisition
 of business.............................................. $   27,324 $125,913
                                                           ========== ========
Common stock options issued as compensation............... $  127,500 $127,500
                                                           ========== ========
Common stock issued as compensation....................... $   10,800 $    --
                                                           ========== ========
Fair value of net assets acquired in connection with
 acquisition of business.................................. $2,349,984 $    --
                                                           ========== ========
Common stock issued in connection with acquisition of
 business................................................. $2,574,442 $    --
                                                           ========== ========



                            See accompanying notes.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1. ORGANIZATION AND BASIS OF PRESENTATION

Basis of Presentation

   The accompanying financial statements do not include all of the disclosures made in the consolidated balance sheets of SFBC International, Inc. and Subsidiary as of December 31, 2000 and 1999 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000 which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented.

Consolidation

   The condensed consolidated financial statements include the accounts of SFBC International, Inc. (SFBC) and its wholly owned subsidiaries South Florida Kinetics, Inc. (SFK), SFBC Charlotte, Inc. f/k/a SFBC/Pharmaceutical Development Associates, Inc. (CHA), SFBC Ft. Myers, Inc. (FTM) and SFBC Analytical Laboratories, Inc. (ANA) (collectively "the Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the respective reporting period. Actual results could differ from those estimates.

   The allowance for changes in contracts is an estimate established through reductions to sales while the allowance for doubtful accounts is an estimate established through charges to general and administrative expenses. Management's judgment in determining the adequacy of the allowances is based upon several factors which include, but are not limited to, analysis of subsequent changes to contracts, analysis of delinquent accounts, the nature and volume of the accounts, the payment histories of the accounts and management's judgment with respect to current economic conditions. Given the nature of accounts receivable, it is reasonably possible the Company's estimate of the allowances will change in the near term.

Net Income Per Share

   The Company applies Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (FAS 128) which requires dual presentation of net income per share: Basic and Diluted. Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares outstanding during the period adjusted for incremental shares attributed to outstanding options to purchase approximately 1,917,000, 1,904,000, 160,000 and 160,000 shares of common stock for the three and nine month periods ended September 30, 2001 and 2000, respectively less the assumed repurchase of shares in accordance with the treasury

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES stock method of approximately 1,106,000, 1,243,000, 81,000 and 81,000 for the three and nine month periods ended September 30, 2001 and 2000, respectively.

New Accounting Pronouncements

   In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations" (SFAS 141), which applies to all business combinations initiated after June 30, 2001. This statement requires that all business combinations be accounted for by the purchase method and defines the criteria used to identify intangible assets to be recognized apart from goodwill.

   In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142), which is effective for fiscal years beginning after December 15, 2001, except goodwill and intangible assets acquired after June 30, 2001 are subject immediately to the non-amortization and amortization provisions of this Statement. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement. Other intangible assets will continue to be amortized over their useful lives.

   The Company has accounted for its acquisition of Keystone Analytical Laboratories, Inc. on August 20, 2001 in accordance with the above Statements (see Note 3). The Company has not yet determined what the effects of these Statements will be on its financial position and results of operations with respect to its prior acquisitions.

NOTE 3. SIGNIFICANT TRANSACTIONS

SFBC Ft. Myers. Inc.

   In early 2001, FTM purchased substantially all the assets and certain liabilities of ClinSites/LeeCoast Research Center, Inc. The purchase price was $600,000, less the amount by which the operating liabilities exceeded the operating assets.

   The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair market values. Goodwill of approximately $627,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

     Cash consideration paid to the seller......................... $ 511,000
     Acquisition costs.............................................    27,000
                                                                    ---------
       Total consideration.........................................   538,000
     Fair value of identifiable assets acquired....................  (452,000)
     Fair value of liabilities assumed.............................   541,000
                                                                    ---------
       Excess of cost over fair value of net assets acquired,
        Goodwill................................................... $ 627,000
                                                                    =========

   Unaudited pro forma results of operations after giving effect to certain adjustments resulting from this acquisition for the nine month periods ended September 30, 2001 and 2000 as if the business combination had occurred at the beginning of each period presented are not material to the financial statements and, accordingly, are not presented herein.

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SFBC Analytical Laboratories, Inc.

   On August 20, 2001, ANA acquired all of the outstanding stock of KeyStone Analytical Laboratories, Inc. (KAL), located in North Wales, Pennsylvania. KAL provides complete bioanalytical laboratory services for the testing and analysis of pharmaceutical products. KAL merged into ANA and its stockholders received $2,906,190 in cash and 178,035 shares of the Company's common stock. All of the employees of KAL have become employees of ANA, including its president and principal stockholder. This acquisition enables the Company to expand the services it provides to its customers and positions the Company for profitable growth.

   In connection with this acquisition, the Company entered into a five-year employment agreement with the former president of KAL. The agreement provides for, among other things, a loan of $1,000,000 repayable in equal installments of $200,000 plus interest on each August 20 commencing in 2002, which is secured by a portion of the common stock issued to him. Provided that the employee serves on a full-time basis, as defined, the Company will annually forgive $200,000 of the outstanding principal balance and accrued interest until the note is fully satisfied. In that regard, the Company is amortizing the note and accrued interest receivable to salaries expense over a five-year period.

   The acquisition was accounted for as a purchase in accordance with SFAS 141 and accordingly, the purchase price was allocated based on the estimated fair market values of the assets and liabilities obtained. Goodwill of approximately $3,555,000 is attributable to the general reputation of the business in the communities it serves and the collective experience of the management and other employees, and was recorded as follows:

     Cash consideration paid to the sellers...................... $ 2,906,000
     Common stock issued to the sellers..........................   2,575,000
     Acquisition costs...........................................     424,000
                                                                  -----------
       Total consideration.......................................   5,905,000
     Fair value of identifiable assets acquired..................  (3,637,000)
     Fair value of liabilities assumed...........................   1,287,000
                                                                  -----------
       Excess of cost over fair value of net assets acquired;
        goodwill................................................. $ 3,555,000
                                                                  ===========

   In accordance with SFAS 142, goodwill will not be amortized and will be tested for impairment in accordance with the provisions of the Statement.

   Unaudited pro forma results of operations after giving effect to certain adjustments resulting from this acquisition for the nine month periods ended September 30, 2001 and 2000 as if the business combination had occurred at the beginning of each period presented are as follows:

                                                           Nine Months Ended
                                                             September 30,
                                                        -----------------------
                                                           2001        2000
                                                        ----------- -----------
     Net sales......................................... $24,849,996 $14,122,416
     Net income........................................   3,049,066   1,476,652
     Earnings per share--basic.........................        0.76        0.59
     Earnings per share--diluted.......................        0.66        0.57

                   SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

   The pro forma data is provided for information purposes only and does not purport to be indicative of results which actually would have been obtained if the combination had been effected at the beginning of each period presented, or of those results which may be obtained in the future.

Common stock warrant redemption

   On July 20, 2001 the Company called for redemption of its publicly traded common stock purchase warrants. There were 709,950 warrants issued and outstanding, which were exercisable by paying the Company $9.60 per share of common stock. If not exercised by August 21, 2001 the warrants became subject to redemption by the Company at $0.25 per warrant. In connection therewith, the Company issued 709,321 shares of common stock and redeemed the remaining 629 warrants. The net proceeds of approximately $6,770,000 represents new financing to the Company.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

               STATEMENT OF OPERATIONS OF THE BUSINESS TO BE SOLD

                     Eighty-Nine Days Ended March 29, 2000
                                  (Unaudited)

NET SALES............................................................ $427,280
COST OF SALES........................................................  283,572
                                                                      --------
GROSS PROFIT.........................................................  143,708
GENERAL AND ADMINISTRATIVE EXPENSES..................................  153,455
                                                                      --------
LOSS FROM OPERATIONS.................................................   (9,747)
INTEREST EXPENSE.....................................................    4,200
                                                                      --------
  NET LOSS........................................................... $(13,947)
                                                                      ========





                            See accompanying notes.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

               STATEMENT OF CASH FLOWS OF THE BUSINESS TO BE SOLD

                     Eighty-Nine Days Ended March 29, 2000
                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss...........................................................  $ (13,947)
                                                                     ---------
Adjustments to reconcile net loss to net cash provided by operating activities
  Depreciation and amortization....................................     28,837
  Changes in operating assets and liabilities:
    Accounts receivable............................................   (531,567)
    Prepaid expenses...............................................      3,837
    Other assets...................................................     (2,241)
    Accounts payable...............................................    (38,040)
    Advanced billings..............................................    765,605
                                                                     ---------
      Total adjustments............................................    226,431
                                                                     ---------
      Net cash provided by operating activities....................    212,484
                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment.................................     (9,841)
Advances from parent and affiliates, net...........................   (120,940)
                                                                     ---------
      Net cash used in investing activities........................   (130,781)
                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations..............................     (2,777)
                                                                     ---------
NET INCREASE IN CASH...............................................     78,926
CASH AT BEGINNING OF PERIOD........................................        503
                                                                     ---------
CASH AT END OF PERIOD..............................................  $  79,429
                                                                     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NON-CASH
 INVESTING AND FINANCING ACTIVITIES:
Interest paid......................................................  $   1,200
                                                                     =========
Income taxes paid..................................................  $     --
                                                                     =========


                            See accompanying notes.

                  PHARMACEUTICAL DEVELOPMENT ASSOCIATES, INC.

                NOTES TO STATEMENTS OF OPERATIONS AND CASH FLOWS
                           OF THE BUSINESS TO BE SOLD
                                  (Unaudited)

NOTE 1. BASIS OF PRESENTATION

   The accompanying statements of operations and cash flows do not include all of the disclosures made in the statement of net assets to be sold of Pharmaceutical Development Associates, Inc. as of December 31, 1999 and the related statements of operations and cash flows of the business to be sold for each of the two years in the period ended December 31, 1999, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the period presented is not necessarily indicative of the results for the full fiscal years.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                              STATEMENT OF INCOME

          For the Period from January 1, 2001 through August 20, 2001
                                  (Unaudited)

REVENUE............................................................. $2,690,791
                                                                     ----------
OPERATING EXPENSES
Chemicals and lab supplies..........................................    206,987
Depreciation........................................................    164,756
Health insurance....................................................     14,064
Officers' compensation..............................................    944,685
Professional services...............................................     99,293
Rent................................................................     22,987
Salaries, wages and payroll taxes...................................    181,442
Other...............................................................    110,279
                                                                     ----------
  Total operating expenses..........................................  1,744,493
                                                                     ----------
INCOME FROM OPERATIONS..............................................    946,298
OTHER INCOME
Interest income.....................................................      6,192
                                                                     ----------
INCOME BEFORE INCOME TAXES..........................................    952,490
INCOME TAXES........................................................    379,059
                                                                     ----------
  NET INCOME........................................................ $  573,431
                                                                     ==========


                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

          For the Period from January 1, 2001 through August 20, 2001
                                  (Unaudited)

                                                 Common   Retained
                                                 Stock    Earnings    Total
                                                -------- ---------- ----------
Balances--January 1, 2001...................... $280,000 $  971,034 $1,251,034
Net income for the period ended August 20,
 2001..........................................      --     573,431    573,431
                                                -------- ---------- ----------
Balances--August 20, 2001...................... $280,000 $1,544,465 $1,824,465
                                                ======== ========== ==========





                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                            STATEMENT OF CASH FLOWS

          For the Period from January 1, 2001 through August 20, 2001
                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income........................................................ $  573,431
                                                                   ----------
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation....................................................    164,756
  Changes in operating assets and liabilities:
    Accounts receivable........................................... (1,097,420)
    Prepaid expenses..............................................     (2,695)
    Accounts payable and accrued expenses.........................    490,821
    Income taxes payable..........................................     10,606
    Deferred income taxes.........................................    241,000
                                                                   ----------
      Total adjustments...........................................   (192,932)
                                                                   ----------
      Net cash provided by operating activities...................    380,499
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures..............................................   (268,276)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends Paid....................................................   ( 30,000)
                                                                   ----------
NET INCREASE IN CASH..............................................     82,223
CASH AT BEGINNING OF PERIOD.......................................    115,445
                                                                   ----------
CASH AT END OF PERIOD............................................. $  197,668
                                                                   ==========
Supplemental Disclosures:
Income taxes paid................................................. $  127,466
                                                                   ==========



                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The accompanying financial statements do not include all the disclosures made in the balance sheets of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and 1999 and the related statements of income, changes in stockholders' equity and cash flows for each of the years then ended, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the period presented is not necessarily indicative of the results for the full fiscal year.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                              STATEMENT OF INCOME

               For the Nine Month Period Ended September 30, 2000
                                  (Unaudited)

REVENUE............................................................. $1,444,595
                                                                     ----------
OPERATING EXPENSES
Chemicals and lab supplies..........................................     95,665
Depreciation........................................................    142,421
Health insurance....................................................     14,369
Officers' compensation..............................................    555,495
Professional services...............................................     43,547
Rent................................................................     20,549
Salaries, wages and payroll taxes...................................    162,660
Other...............................................................     49,910
                                                                     ----------
  Total operating expenses..........................................  1,084,616
                                                                     ----------
INCOME FROM OPERATIONS..............................................    359,979
OTHER INCOME
Interest income.....................................................     22,503
                                                                     ----------
INCOME BEFORE INCOME TAXES..........................................    382,482
INCOME TAXES........................................................    150,256
                                                                     ----------
NET INCOME.......................................................... $  232,226
                                                                     ==========


                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

               For The Nine Month Period Ended September 30, 2000
                                  (Unaudited)

                                                 Common   Retained
                                                 Stock    Earnings    Total
                                                -------- ---------- ----------
Balances--January 1, 2000...................... $280,000 $  773,482 $1,053,482
Net income for the nine months ended September
 30, 2000......................................      --     232,226    232,226
                                                -------- ---------- ----------
Balances--September 30, 2000................... $280,000 $1,005,708 $1,285,708
                                                ======== ========== ==========



                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                            STATEMENT OF CASH FLOWS

               For the Nine Month Period Ended September 30, 2000
                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income......................................................... $ 232,226
                                                                    ---------
Adjustments to reconcile net income to net cash provided by
 operating activities:
  Depreciation.....................................................   142,421
  Changes in operating assets and liabilities:
    Accounts receivable............................................   234,705
    Prepaid expenses...............................................    43,673
    Accounts payable and accrued expenses..........................   244,755
    Income taxes payable...........................................   285,279
    Deferred income taxes..........................................  (162,000)
                                                                    ---------
      Total adjustments............................................   788,833
                                                                    ---------
      Net cash provided by operating activities.................... 1,021,059
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures...............................................  (162,229)
                                                                    ---------
NET INCREASE IN CASH...............................................   858,830
CASH AT BEGINNING OF PERIOD........................................    80,623
                                                                    ---------
CASH AT END OF PERIOD.............................................. $ 939,453
                                                                    =========
SUPPLEMENTAL DISCLOSURES:
Income taxes paid.................................................. $  26,962
                                                                    =========



                            See accompanying notes.

                     KEYSTONE ANALYTICAL LABORATORIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                                  (Unaudited)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

   The accompanying financial statements do not include all the disclosures made in the balance sheet of KeyStone Analytical Laboratories, Inc. as of December 31, 2000 and 1999 and the related statements of income, changes in stockholders' equity and cash flows for each of the years then ended, which should be read in conjunction with these statements. The financial information included herein has not been audited. However, in the opinion of management, the statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of the period presented. The results for the period presented is not necessarily indicative of the results for the full fiscal year.

         INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                                                                          Page
                                                                          ----
SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

Introduction to Unaudited Pro Forma Consolidated Financial Statements.... P-2

Unaudited Pro Forma Consolidated Statement of Operations for the nine month period ended September 30, 2001................................... P-3

Notes to Unaudited Pro Forma Consolidated Statement of Operations........ P-4

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2000................................................. P-5

Notes to Unaudited Pro Forma Consolidated Statement of Operations........ P-6

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

   Prior to the commencement of this registration statement, SFBC International, Inc. (the Parent) formed two wholly owned Subsidiaries, SFBC Charlotte, Inc. (Subsidiary 2) and SFBC Analytical Laboratories, Inc. (Subsidiary 3). Subsidiary 2 acquired certain assets and assumed certain liabilities of Pharmaceutical Development Associates, Inc. (PDA) on March 29, 2000 while Subsidiary 3 acquired 100% of the outstanding stock of KeyStone Analytical Laboratories, Inc. (KAL) on August 20, 2001.

   The following pro forma financial information presents a) the Parent's, South Florida Kinetics, Inc.'s (Subsidiary 1), Subsidiary 2's, PDA's, Subsidiary 3's and KAL's (collectively the Companies) pro forma unaudited consolidating statement of operations for the nine month period ended September 30, 2001, as if the acquisition of KAL occurred on January 1, 2001; and b) the Companies' pro forma unaudited consolidating statement of operations for the year ended December 31, 2000, as if the acquisitions of PDA and KAL occurred on January 1, 2000.

   This unaudited pro forma consolidated financial information does not purport to represent what the Companies results of operations would actually have been if such transactions in fact occurred on those dates, or to project the Companies financial position or results of operations for any future date or period. These unaudited pro forma consolidating financial statements should be read in conjunction with the historical financial statements of SFBC International, Inc. and Subsidiaries, Pharmaceutical Development Associates, Inc., and KeyStone Analytical Laboratories, Inc. and the Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere herein.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                   Nine Month Period Ended September 30, 2001

                                   Historical
                          -----------------------------
                               SFBC         KeyStone
                          International,   Analytical
                             Inc. and     Laboratories,  Pro Forma      Pro Forma
                          Subsidiaries(1)    Inc.(2)    Adjustments     Combined
                          --------------- ------------- -----------    -----------
NET REVENUE.............    $22,159,205    $2,690,791    $    --       $24,849,996
                            -----------    ----------    --------      -----------
COSTS AND EXPENSES
  Direct costs..........     12,917,322       736,644     (61,390)(3)   13,592,576
  General and
   administrative.......      5,474,985     1,007,849     (20,462)(3)    6,529,178
                                                           66,806 (4)
                            -----------    ----------    --------      -----------
    Total costs and
     expenses...........     18,392,307     1,744,493     (15,046)      20,121,754
                            -----------    ----------    --------      -----------
INCOME FROM OPERATIONS..      3,766,898       946,298      15,046        4,728,242
                            -----------    ----------    --------      -----------
OTHER INCOME (EXPENSE)
  Interest income.......        271,109         6,192         --           277,301
  Interest expense......        (35,482)          --          --           (35,482)
                            -----------    ----------    --------      -----------
    Total other income
     (expense)..........        235,627         6,192         --           241,819
                            -----------    ----------    --------      -----------
INCOME BEFORE INCOME
 TAXES..................      4,002,525       952,490      15,046        4,970,061
INCOME TAXES............      1,536,219       379,059       5,717 (5)    1,920,995
                            -----------    ----------    --------      -----------
NET INCOME..............    $ 2,466,306    $  573,431    $  9,329      $ 3,049,066
                            ===========    ==========    ========      ===========
Earnings per share:(6)
  Basic.................    $      0.65                                $      0.76
  Diluted...............    $      0.55                                $      0.66
                            ===========                                ===========
Shares used in computing
 earnings per share:(6)
  Basic.................      3,811,397                                  3,989,432
  Diluted...............      4,471,929                                  4,649,964
                            ===========                                ===========


    See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the nine month period ended September 30, 2001.

NOTE 2. The column includes the historical results of operations of KeyStone Analytical Laboratories, Inc. (KAL) for the period from January 1, 2001 to August 20, 2001.

NOTE 3. The adjustment is in connection with the KAL acquisition and gives effect for a net decrease in salaries and wages to the President of KAL as he has entered into a five- year employment agreement with the Company where his annual salary is $170,000 with a guaranteed annual bonus of $200,000.

NOTE 4. The adjustment is in connection with the KAL acquisition and gives effect for additional depreciation expense associated with the increase in the fair value of the property and equipment.

NOTE 5. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38%.

NOTE 6. Shares used in computing earning per share basic and diluted include an additional 178,035 shares issued in connection with the KAL acquisition.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                          Year Ended December 31, 2000

                                           Historical
                          --------------------------------------------
                               SFBC       Pharmaceutical   KeyStone
                          International,   Development    Analytical
                             Inc. and      Associates,   Laboratories,  Pro Forma       Pro Forma
                          Subsidiaries(1)    Inc.(2)        Inc.(3)    Adjustments      Combined
                          --------------- -------------- ------------- -----------     -----------
NET REVENUE.............    $19,694,428      $427,280     $2,028,905    $     --       $22,150,613
                            -----------      --------     ----------    ---------      -----------
COSTS AND EXPENSES
  Direct costs..........     11,996,996       283,572        743,654       25,835 (8)   13,050,057
  General and
   administrative             4,252,033       153,455        811,192        1,583 (7)    5,278,878
                                                                            8,615 (8)
                                                                           52,000 (9)
                            -----------      --------     ----------    ---------      -----------
   Total costs and
    expenses............     16,249,029       437,027      1,554,846       88,033       18,328,395
                            -----------      --------     ----------    ---------      -----------
INCOME (LOSS) FROM
 OPERATIONS.............      3,445,399        (9,747)       474,059      (88,033)       3,821,678
                            -----------      --------     ----------    ---------      -----------
OTHER INCOME (EXPENSE)
  Interest income.......        122,908           --          27,493          --           150,401
  Interest expense......       (175,470)       (4,200)           --        (3,375)(4)     (185,601)
                                                                            3,000 (5)
                                                                           (5,556)(6)
                            -----------      --------     ----------    ---------      -----------
   Total other income
    (expense)...........        (52,562)       (4,200)        27,493       (5,931)         (35,200)
                            -----------      --------     ----------    ---------      -----------
INCOME (LOSS) BEFORE
 INCOME TAXES...........      3,392,837       (13,947)       501,552      (93,964)       3,786,478
INCOME TAXES............      1,342,000           --         199,000     (101,000)(10)   1,440,000
                            -----------      --------     ----------    ---------      -----------
NET INCOME (LOSS).......    $ 2,050,837      $(13,947)    $  302,552    $   7,036      $ 2,346,478
                            ===========      ========     ==========    =========      ===========
Earnings per share:(11)
  Basic.................    $      0.78                                                $      0.84
  Diluted...............    $      0.76                                                $      0.81
                            ===========                                                ===========
Shares used in computing
 earnings per share:(11)
  Basic.................      2,614,000                                                  2,792,035
  Diluted...............      2,706,561                                                  2,884,596
                            ===========                                                ===========

    See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations.

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

NOTE 1. The column includes the historical consolidated results of operations of SFBC International, Inc. and Subsidiaries (the Company) for the year ended December 31, 2000.

NOTE 2. The column includes the historical results of operations of the business to be sold of Pharmaceutical Development Associates, Inc.
         (PDA) for the period from January 1, 2000 through March 29, 2000.

NOTE 3. The column includes the historical results of operations of KeyStone Analytical Laboratories, Inc. (KAL) for the year ended December 31, 2000.

NOTE 4.The adjustment is in connection with the PDA acquisition and gives effect for interest expense calculated at 9% per annum associated with the Company's $150,000 note payable issued as of January 1, 2000 and assumes quarterly payment of interest.

NOTE 5. The adjustment is in connection with the PDA acquisition and gives effect for a reduction in interest expense associated with a $100,000 note payable not assumed by the Company at a rate of 12% per annum.

NOTE 6. The adjustment is in connection with the PDA acquisition and gives effect for an increase in interest expense of $11,250 associated with the Company's $450,000 advance on their line of credit at a rate of 10% per annum. This increase is offset by a decrease in interest expense of $5,694 associated with actual interest on the line of credit before the acquisition.

NOTE 7. The adjustment is in connection with the PDA acquisition and gives effect for an increase in amortization expense of $18,148 based upon goodwill of $725,913 recorded in connection with the acquisition. Amortization of goodwill is being computed over 10 years. The increase is offset by a decrease in amortization of $16,565 associated with goodwill of $662,598 not acquired by the Company.

NOTE 8. The adjustment is in connection with the KAL acquisition and gives effect for a net increase in salaries and wages to the President of KAL as he has entered into a five- year employment agreement with the Company where his annual salary is $170,000 with a guaranteed bonus of $200,000.

NOTE 9. The adjustment is in connection with the KAL acquisition and gives effect for additional depreciation expense associated with the increase in the fair value of the property and equipment.

NOTE 10. Income taxes have been adjusted to reflect the tax effects of earnings on a pro forma basis using an effective income tax rate of 38%.

NOTE 11. Shares used in computing earning per share basic and diluted include an additional 178,035 shares issued in connection with the KAL acquisition.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   You may rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. This prospectus is not an offer to sell or solicitation of an offer to buy these shares in any circumstances under which the offer or solicitation is unlawful.



-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                              2,350,000 Shares of

                      [LOGO OF SFBC INTERNATIONAL, INC.]

                           SFBC International, Inc.

                                 Common Stock

                                ---------------

                                  PROSPECTUS

                                ---------------

                                 RAYMOND JAMES

                                       , 2001

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

   The estimated expenses in connection with the issuance and distribution of the securities being registered hereby except the placement agent's commissions, will be borne by us and are estimated to be as follows:

   Registration Fee............................................... $  9,840.63
   NASD Regulation, Inc. Filing Fee...............................    4,436.00
   Transfer Agent Fee.............................................    2,500.00
   Printing and Miscellaneous.....................................   50,000.00
   Legal Fees and Expenses........................................  100,000.00
   Accounting Fees and Expenses...................................   35,000.00
   Blue Sky Fees and Expenses.....................................    1,000.00
   Miscellaneous Costs Including Reimbursement of Placement Agent
    and Travel Expenses...........................................  275,000.00
                                                                   -----------
     Total........................................................ $477,776.63
                                                                   ===========

Item 14. Indemnification of Directors and Officers.

   Our certificate of incorporation, as amended, provides that we shall indemnify our officers and directors, employees and agents and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising out of his or her services on behalf of us subject to the qualifications contained in Delaware law as it now exists. We also cannot indemnify our officers and directors when we assert a direct claim against them. We have entered into indemnification agreements with our officers and directors providing for indemnification and containing an advancement of expenses provision. Delaware law generally provides that a corporation shall have such power to indemnify such persons to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. In the event any such person shall be judged liable such indemnification shall apply only if approved by the court in which the action was brought. Any other indemnification shall be made by a majority vote of the board of directors (excluding any directors who were party to such action), or by a committee of directors designated by majority vote of the board of directors or by independent legal counsel in a written opinion, or by a majority vote of stockholders (excluding any stockholders who were parties to such action).

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

   During the past three years, the following persons and entities acquired shares of stock and other securities from us as set forth in the table below. The number of shares of our common stock has been adjusted by our four-for-five reverse stock split which occurred on June 2, 1999.

   We sold the securities listed below in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and for accredited investors also under Rule 506 thereunder. Under Item 15(a) each person listed below, except for Mr. Arnold Hantman our chief executive officer, exchanged his or her common stock of South Florida Kinetics, Inc. for our common stock when we acquired South Florida Kinetics on June 7, 1999. The convertible notes were offered to the South Florida Kinetics minority stockholders at the time they voted on the merger in exchange for their cancellation of South Florida Kinetics notes but not issued until August 4, 1999. Under Item 15(b), the convertible noteholders converted their notes as of October 26, 1999.

   We believe that 37 of the persons listed below were accredited investors. The remaining persons were sophisticated investors, who were also pre-existing stockholders of our subsidiary, South Florida Kinetics, at the time of the merger and our stockholders when they converted their notes.

 (a)

                                                       Amount  of
                                         Class of      Securities
 Stockholder                            Securities        Sold      Consideration Received(1)
 -----------                            ----------     ----------   ------------------------
 Jay W. Atkins......................   common stock   11,106 shares       common stock
 Maurice L. Baldwin c/o Maurice L.
  and Mary L. Baldwin Family Trust.. convertible note  $18,943.08   cancellation of note and
                                                                        accrued interest
                                       common stock   2,563 shares        common stock
 Donald E. Birzer...................   common stock   6,835 shares        common stock
 Robert P. Bisaillon................ convertible note  $16,108.33   cancellation of note and
                                                                        accrued interest
                                       common stock   2,136 shares        common stock
 Roland W. Boone.................... convertible note  $25,588.34   cancellation of note and
                                                                        accrued interest
                                       common stock   8,543 shares        common stock
 Keith C. Carini, M.D............... convertible note   $8,629.17   cancellation of note and
                                                                        accrued interest
                                       common stock   2,478 shares        common stock
 Harold and Marilyn F. Chalmers..... convertible note  $74,129.17   cancellation of note and
                                                                        accrued interest
                                       common stock   21,358 shares       common stock
 Norman Cloutier.................... convertible note   $7,690.37   cancellation of note and
                                                                        accrued interest
                                       common stock   2,136 shares        common stock
 Hilda S. Davis..................... convertible note  $18,943.08   cancellation of note and
                                                                        accrued interest
                                       common stock   2,563 shares        common stock
 Patricia DeLovely..................   common stock   9,398 shares        common stock
 Robert L. Dible.................... convertible note  $24,000.00   cancellation of note and
                                                                        accrued interest
                                       common stock   12,815 shares       common stock

                                                   Amount  of
                                     Class of      Securities
 Stockholder                        Securities        Sold      Consideration Received(1)
 -----------                        ----------     ----------   ------------------------
 Rudolph Dickson................ convertible note  $18,722.92   cancellation of note and
                                                                    accrued interest
                                   common stock   8,971 shares        common stock
 Robert Dudley.................. convertible note  $15,937.57   cancellation of note and
                                                                    accrued interest
                                   common stock   2,136 shares        common stock
 Howard L. Foglesong............ convertible note   $7,974.63   cancellation of note and
                                                                    accrued interest
                                   common stock   2,136 shares        common stock
 Curtis L. Franz................   common stock   3,845 shares        common stock
 Edmond W. and
  Georgia Gardiner.............. convertible note   $7,246.47   cancellation of note and
                                   common stock   2,136 shares      accrued interest
                                                                      common stock
 Raymond L. Gehris..............   common stock   17,087 shares       common stock
 Harold T., Ruth B. George,
  Trustees U.D.T., dated
  February 18, 1984............. convertible note  $16,197.92   cancellation of note and
                                                                    accrued interest
                                   common stock   2,136 shares        common stock
 Dennis D. Glass................ convertible note  $31,265.30   cancellation of note and
                                                                    accrued interest
                                   common stock   4,272 shares        common stock
 Joseph J. and E. Lenore Goetz..   common stock   2,648 shares        common stock
 Margaret K. Greene............. convertible note  $12,185.33   cancellation of note and
                                                                    accrued interest
                                   common stock   1,709 shares        common stock
 Dale and Sandra Halverstadt....   common stock   8,543 shares        common stock
 William and Helen A. Havel..... convertible note  $16,250.00   cancellation of note and
                                                                    accrued interest
                                   common stock   2,136 shares        common stock
 Dennis Hieronymus.............. convertible note  $12,738.44   cancellation of note and
                                                                    accrued interest
                                   common stock   3,417 shares        common stock
 Frank L. Jenkins............... convertible note   $6,896.00   cancellation of note and
                                                                    accrued interest
                                   common stock   8,543 shares        common stock
 Kurt H. Knecht................. convertible note  $65,852.52   cancellation of note and
                                                                    accrued interest
                                   common stock   8,543 shares        common stock
 David M. Kushner, M.D.......... convertible note  $25,003.20   cancellation of note and
                                                                    accrued interest
                                   common stock   34,173 shares       common stock
 Philip A. Linda C. Magyar...... convertible note  $16,262.07   cancellation of note and
                                                                    accrued interest
                                   common stock   2,136 shares        common stock

                                                   Amount of
                                    Class of      Securities
 Stockholder                       Securities        Sold      Consideration Received (1)
 -----------                    ---------------- -------------     ----------------
 Edith L. Marion............... convertible note  $22,137.91   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   3,076 shares        common stock
 Edith L. Marion............... convertible note  $10,760.09   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   2,562 shares        common stock
 George L. and Linda J. May.... convertible note   $8,241.67   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   1,111 shares        common stock
 Joanne B. May................. convertible note  $18,585.83   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   2,563 shares        common stock
 Robert I. And Debbie Miller...   common stock   2,136 shares        common stock
 Miller Trust, Margaret Ann     convertible note  $43,076.33   cancellation of note and
  Miller, Trustee..............                                         accrued
                                                                       interest
                                  common stock   14,523 shares       common stock
 Patrick Murphy, M.D........... convertible note   62,365.57   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   11,790 shares       common stock
 Jerry Nash.................... convertible note  $20,023.39   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   2,990 shares        common stock
 Howard Nunn, Jr., M.D......... convertible note  $16,056.33   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   2,136 shares        common stock
 Jay L. Rentzel................ convertible note  $93,849.58   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   29,902 shares       common stock
 Integrity Associates.......... convertible note  $21,935.83   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   2,990 shares        common stock
 Roscoe M. Smith............... convertible note  $15,344.32   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   4,272 shares        common stock
 Howard W. Stacey..............   common stock   3,076 shares        common stock
 John and Mary Sviatek......... convertible note  $56,625.00   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   8,543 shares        common stock
 Carl J. Wallace............... convertible note  $15,685.33   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   4,699 shares        common stock
 Leo Watkins................... convertible note  $34,521.32   cancellation of note and
                                                                        accrued
                                                                       interest
                                  common stock   8,885 shares        common stock
 Robert K. Wawrousek, Trustee.. convertible note  $137,694.33  cancellation of note and accrued
                                                                       interest
                                  common stock   59,804 shares       common stock

                                                 Amount of
 Stockholder              Class of Securities Securities Sold  Consideration Received(1)
 -----------              ------------------- ---------------  ------------------------
 Joseph E. Webb..........  convertible note     $ 25,526.91    cancellation of note and
                                                                   accrued interest
                             common stock       4,357 shares         common stock
 Gordon Wilbur...........  convertible note     $ 18,161.84    cancellation of note and
                                                                   accrued interest
                             common stock       2,392 shares         common stock
 James R. and Mildred      convertible note     $ 72,350.00    cancellation of note and
  Williams...............                                          accrued interest
                             common stock      25,630 shares         common stock
 Raymond F. Zuczuski.....  convertible note     $ 15,605.00    cancellation of note and
                                                                   accrued interest
                             common stock       2,136 shares         common stock
 Jerry Frost.............  convertible note     $ 20,788.53    cancellation of note and
                                                                   accrued interest
                             common stock       3,930 shares         common stock
 Lisa Krinsky, M.D.......    common stock     1,014,487 shares       common stock
 Arnold Hantman..........    common stock      507,244 shares        common stock
 Michael D. and                                                      common stock
  Beth J. Harris.........    common stock      76,635 shares
 MDN Enterprises, Inc....    common stock      71,635 shares         common stock
 Dr. Leonard Weinstein...    common stock      10,000 shares         common stock

--------
(1) We issued our shares of common stock in exchange for shares of our subsidiary except for Mr. Hantman who exchanged shares of our predecessor. The convertible notes we issued were exchanged for South Florida Kinetics' notes.

 (b)

                                                 Amount
                                              of Securities   Consideration
Stockholder              Class of Securities     Sold(1)         Received
-----------              -------------------  -------------   -------------
 Maurice L. Baldwin c/o
 Maurice L. and Mary L.
 Baldwin Family Trust... common stock warrant     4,209     conversion of note
                             common stock         4,209
Robert P. Bisaillon..... common stock warrant     3,579     conversion of note
                             common stock         3,579
Roland W. Boone......... common stock warrant     5,686     conversion of note
                             common stock         5,686
Keith C. Carini, M.D.... common stock warrant     1,917     conversion of note
                             common stock         1,917
Norman Cloutier......... common stock warrant     1,708     conversion of note
                             common stock         1,708
Hilda S. Davis.......... common stock warrant     4,209     conversion of note
                             common stock         4,209

                                                 Amount
                                              of Securities   Consideration
Stockholder              Class of Securities     Sold (1)        Received
-----------              -------------------  -------------   -------------
Robert L. Dible......... common stock warrant     5,333     conversion of note
                             common stock         5,333
Robert Dudley........... common stock warrant     3,541     conversion of note
                             common stock         3,541
Rudolph Dickson......... common stock warrant     4,160     conversion of note
                             common stock         4,160
Howard L. Foglesong..... common stock warrant     1,772     conversion of note
                             common stock         1,772
Edmond W. and Georgia    common stock warrant     1,610     conversion of note
 Gardiner...............     common stock         1,610
Harold T. and Ruth B.    common stock warrant     3,599     conversion of note
 George Trustees........     common stock         3,599
Dennis D. Glass......... common stock warrant     6,947     conversion of note
                             common stock         6,947
Margaret K. Greene...... common stock warrant     2,707     conversion of note
                             common stock         2,707
William and Helen A.     common stock warrant     3,611     conversion of note
 Havel..................     common stock         3,611
Dennis Hieronymus....... common stock warrant     2,830     conversion of note
                             common stock         2,830
Frank L. Jenkins........ common stock warrant     1,532     conversion of note
                             common stock         1,532
Kurt H. Knecht.......... common stock warrant    14,633     conversion of note
                             common stock        14,633
Philip A. and Linda C.   common stock warrant     3,613     conversion of note
 Magyar.................     common stock         3,613
Edith L. Marion......... common stock warrant     4,919     conversion of note
                             common stock         4,919
Edith L. Marion......... common stock warrant     2,393     conversion of note
                             common stock         2,393
George L. and Linda J.   common stock warrant     1,831     conversion of note
 May....................     common stock         1,831
Joanne B. May........... common stock warrant     4,130     conversion of note
                             common stock         4,130
Ann Miller (Miller       common stock warrant     9,572     conversion of note
Trust)..................     common stock         9,572

                                                 Amount of
                                                 Securities   Consideration
Stockholder                 Class of Securities    Sold(1)       Received
-----------                 -------------------  ---------- ------------------
Patrick J. Murphy, M.D..... common stock warrant   13,859   conversion of note
                                common stock       13,859
Jerry Nash................. common stock warrant    4,449   conversion of note
                                common stock        4,449
Howard Nunn, Jr., M.D...... common stock warrant    3,568   conversion of note
                                common stock        3,568
Jay L. Rentzel............. common stock warrant   20,855   conversion of note
                                common stock       20,855
Roscoe M. Smith............ common stock warrant    3,409   conversion of note
                                common stock        3,409
John and Mary Sviatek...... common stock warrant   12,583   conversion of note
                                common stock       12,583
Carl J. Wallace............ common stock warrant    3,485   conversion of note
                                common stock        3,485
Leo Watkins................ common stock warrant    7,671   conversion of note
                                common stock        7,671
Robert K. Wawrousek,        common stock warrant   30,598   conversion of note
 Trustee...................     common stock       30,598
Joseph E. Webb............. common stock warrant    5,672   conversion of note
                                common stock        5,672
Gordon Wilbur.............. common stock warrant    4,035   conversion of note
                                common stock        4,035
James R. and Mildred H.     common stock warrant   16,077   conversion of note
 Williams..................     common stock       16,077
Raymond F. Zuczuski........ common stock warrant    3,467   conversion of note
                                common stock        3,467
Jerry Frost................ common stock warrant    4,619   conversion of note
                                common stock        4,619
Robert Reynoldson.......... common stock warrant    4,874   conversion of note
                                common stock        4,874
Harold and Marilyn F.       common stock warrant   16,473   conversion of note
 Chalmers..................     common stock       16,473

   We issued shares of our common stock to the following individuals upon exercise of options or warrants, with the exception of the issuance to Nick P. Tootle as a bonus, in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933:

      Date                  Name            Number of Shares       Consideration
      ----                  ----            ----------------       -------------
April 24, 2001         Nick P. Tootle             5,556            Signing Bonus
May 11, 2001          Howard Fogelsong            1,772               $14,176
May 17, 2001            Edith Marion              3,476      Cashless Warrant Exercise
May 24, 2001           George Gessner             4,166             $23,433.75
June 1, 2001        Patrick Murphy, M.D.          6,929      Cashless Warrant Exercise
June 8, 2001           Rudolph Dickson            2,667      Cashless Warrant Exercise
June 11, 2001       Margaret Miller Trust         5,682      Cashless Warrant Exercise
June 22, 2001         Dennis Hieronymus           1,935      Cashless Warrant Exercise
June 22, 2001     Maurice and Mary Baldwin,       2,878      Cashless Warrant Exercise
                          Trustees
June 26, 2001      Philip and Linda Magyar        2,450      Cashless Warrant Exercise
June 28, 2001          Norman Cloutier            1,178      Cashless Warrant Exercise
July 2, 2001           James Williams            11,886      Cashless Warrant Exercise
July 3, 2001            Roland Boone              4,252      Cashless Warrant Exercise
July 3, 2001            Robert Dible              3,988      Cashless Warrant Exercise
July 5, 2001         Margaret R. Greene           2,070      Cashless Warrant Exercise
July 5, 2001           Jay L. Rentzel            15,947      Cashless Warrant Exercise
July 5, 2001            William Havel             2,761      Cashless Warrant Exercise
July 5, 2001           Hilda S. Davis             3,218      Cashless Warrant Exercise
July 5, 2001          Robert Reynoldson           3,727      Cashless Warrant Exercise
July 5, 2001          Robert Wawrousek           23,398      Cashless Warrant Exercise
July 6, 2001           Kurt H. Knecht            10,833      Cashless Warrant Exercise
July 6, 2001         Edmond W. Gardiner           1,191      Cashless Warrant Exercise
July 23,2001           Roscoe M. Smith            1,592      Cashless Warrant Exercise
October 12, 2001      Raymond Zuczuski            1,770      Cashless Warrant Exercise

   On August 20, 2001, we issued shares of our common stock to the following individuals in connection with the merger of KeyStone Analytical Laboratories, Inc. into SFBC Analytical Laboratories, Inc. As consideration for these shares of common stock, the persons below surrendered shares of common stock in KeyStone Analytical Laboratories. These shares were sold in reliance on the exemption provided in Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

                                                                       Number of
      Name                                                              Shares
      ----                                                             ---------
      Allan Xu, Ph.D..................................................  132,986
      Carl Kwan-Hsi Chiou.............................................   13,861
      Shang-Jaw Chiou.................................................   13,861
      Je-Min Charles Hsu..............................................    6,931
      Miao-Hsun L. Sheng..............................................    6,931
      Christine K. Chiou..............................................    3,465

Item 16. Exhibits and Financial Statement Schedules.

Exhibit
Number   Description
-------  -----------
 1.1     Form of Placement Agency Agreement
 1.2     Form of Escrow Agreement
 2       Agreement and Plan of Merger(1)
 3.1     Certificate of Incorporation(2)
 3.2     First Amendment to Certificate of Incorporation(2)
 3.3     Certificate of Correction to Certificate of Incorporation(3)
 3.4     Bylaws(2)
 3.5     First Amendment to the Bylaws(3)
 4       Form of Common Stock Certificate(2)
 5       Opinion of Michael Harris, P.A.
10.1     Form of Employment Agreement of Arnold Hantman(4)
10.2     Form of Employment Agreement of Lisa Krinsky, M.D.(4)
10.3     Form of Employment Agreement of Dr. Gregory Holmes(4)
10.4     Form of Employment Agreement of Nick P. Tootle(4)
10.5     Second Amended and Restated 1999 Stock Option Plan(5)
10.6     Asset Purchase Agreement*(3)
10.7     Employment Agreement of Dr. Allan Xu(5)
21       Subsidiaries(5)
23.1     Consent of Kaufman, Rossin & Co.
23.2     Consent of Michael Harris, P.A.(6)

--------
* Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.

(1) Contained in Form 8-K/A filed on August 29, 2001

(2) Contained in Form SB-2 filed on August 17, 1999

(3) Contained in Form SB-2 filed on October 5, 2000

(4) Contained in Post-Effective Amendment on Form SB-2 filed on July 9, 2001

(5) Contained in Form SB-2 filed on September 7, 2001

(6) Contained in opinion of Michael Harris, P.A.

Item 17. Undertakings.

   (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of SFBC International, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b) The registrant hereby undertakes:

     (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

       (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

       (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) To file post-effective amendment to remove from registration any of the securities being registered that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (5) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, Florida, on the 16th day of November, 2001.

                                          SFBC International, Inc.

                                                   /s/ Arnold Hantman
                                          By: _________________________________
                                                       Arnold Hantman
                                                  Chief Executive Officer
                                               (Principal Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

             Signatures                          Title                   Date
             ----------                          -----                   ----

     /s/ Lisa Krinsky, M.D.          Chairman of the Board         November 16, 2001
____________________________________
         Lisa Krinsky, M.D.

       /s/ Arnold Hantman            Director                      November 16, 2001
____________________________________
           Arnold Hantman


       /s/ Nick P. Tootle            Vice President of Finance     November 16, 2001
____________________________________  (Principal Financial
           Nick P. Tootle             Officer)

       /s/ Ramiro Casanas            Chief Accounting Officer      November 16, 2001
____________________________________  (Principal Accounting
           Ramiro Casanas             Officer)

        /s/ Jack Levine              Director                      November 16, 2001
____________________________________
            Jack Levine

/s/ Leonard I. Weinstein, Ph.D.      Director                      November 16, 2001
____________________________________
    Leonard I. Weinstein, Ph.D.

   /s/ William C. Willis, Jr.        Director                      November 16, 2001
____________________________________
       William C. Willis, Jr.

                                 EXHIBIT INDEX

 Exhibit
 Number                           Description
 -------                          -----------
  1.1    Form of Placement Agency Agreement

  1.2    Form of Escrow Agreement

  2      Agreement and Plan of Merger(1)

  3.1    Certificate of Incorporation(2)

  3.2    First Amendment to Certificate of Incorporation(2)

  3.3    Certificate of Correction to Certificate of Incorporation(3)

  3.4    Bylaws(2)

  3.5    First Amendment to the Bylaws(3)

  4      Form of Common Stock Certificate(2)

  5      Opinion of Michael Harris, P.A.

 10.1    Form of Employment Agreement of Arnold Hantman(4)

 10.2    Form of Employment Agreement of Lisa Krinsky, M.D.(4)

 10.3    Form of Employment Agreement of Dr. Gregory Holmes(4)

 10.4    Form of Employment Agreement of Nick P. Tootle(4)

 10.5    Second Amended and Restated 1999 Stock Option Plan(5)

 10.6    Asset Purchase Agreement*(3)

 10.7    Employment Agreement of Dr. Allan Xu(5)

 21      Subsidiaries(5)

 23.1    Consent of Kaufman, Rossin & Co.

 23.2    Consent of Michael Harris, P.A.(6)

--------
 * Confidential Portions have been omitted and filed separately under an application for Confidential Treatment.

(1) Contained in Form 8-K/A as filed on August 29, 2001

(2) Contained in Form SB-2 filed on August 17, 1999

(3) Contained in Form SB-2 filed on October 5, 2000

(4) Contained in Post-Effective Amendment on Form SB-2 as filed on July 9, 2001

(5) Contained in Form SB-2 filed on September 7, 2001

(6) Contained in Opinion of Michael Harris, P.A.